AGREEMENT AND PLAN OF MERGER

by and among

Reinhold Industries, Inc.,

Reinhold Holdings, Inc.

and

Reinhold Acquisition Corp.

November 2, 2006

TABLE OF CONTENTS

Page

RECITALS

1

ARTICLE I

THE TENDER OFFER

1

1.1

The Offer

1

1.2

Offer Documents

3

1.3

Company Actions

3

1.4

Directors

5

1.5

Termination or Withdrawal of the Offer

6

ARTICLE II

THE MERGER

6

2.1

The Merger

6

2.2

The Closing

6

2.3

Effective Time

6

2.4

Certificate of Incorporation and Bylaws of the Surviving Corporation

6

2.5

Directors and Officers of the Surviving Corporation

7

2.6

Conversion of Securities

7

2.7

Surrender of Shares, Stock Transfer Books

8

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

11

3.1

Organization of the Company

11

3.2

Authorization

11

3.3

Validity; Binding Effect

11

3.4

Noncontravention

11

3.5

Capitalization

11

3.6

SEC Documents; Financial Statements

12

3.7

Undisclosed Liabilities

13

3.8

Real Estate

13

3.9

Tax Matters

13

3.10

Litigation

14

3.11

Legal Compliance

14

3.12

Environmental Laws and Regulations

14

3.13

Labor and Employment Matters

16

3.14

Employee Benefits and Arrangements

16

3.15

Broker’s Fees and Company Transition Fees and Costs

18

3.16

Opinion of Company Financial Adviser

18

3.17

State Takeover Statutes

19

3.18

Voting Requirements

19

3.19

Offer Documents; Proxy Statement

19

3.20

Intellectual Property

19

3.21

Insurance

20

3.22

Product Liability and Warranty

20

3.23

Customers and Suppliers

21

3.24

Backlog

21

3.25

Contracts

21

i

3.26

Bank Accounts

23

3.27

Information Supplied

23

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT

AND PURCHASER

23

4.1

Organization

23

4.2

Authorization

24

4.3

Validity, Binding Effect

24

4.4

Noncontravention

24

4.5

Financing

24

4.6

Broker’s Fees

24

4.7

Offer Documents; Proxy Statement

25

4.8

Litigation

25

ARTICLE V

COVENANTS

25

5.1

General

25

5.2

Notices and Consents

25

5.3

The Company’s Operation of the Business

26

5.4

Advice of Changes

28

5.5

No Solicitation

29

5.6

Publicity

31

5.7

Proxy Statement; Shareholders Meeting

31

5.8

Shareholders Agreement

31

5.9

Potential Litigation

32

5.10

Company Transaction Fees and Costs

32

5.11

Assistance with Financing

32

5.12

Delivery of Monthly Financial Statements

32

5.13

Conveyance Taxes

32

5.14

Inspection of Records

33

ARTICLE VI

CONDITIONS PRECEDENT

33

6.1

Conditions to Each Party’s Obligation to Effect the Merger

33

ARTICLE VII

TERMINATION

33

7.1

Termination by Mutual Consent

33

7.2

Termination by Either Purchaser or Company

34

7.3

Termination by Company

34

7.4

Termination by Purchaser

34

7.5

Effect of Termination and Abandonment; Termination Fee

35

ARTICLE VIII

GENERAL PROVISIONS

36

8.1

Nonsurvival of Representations and Warranties

36

8.2

Notices

36

8.3

Assignment; Binding Effect

37

8.4

Entire Agreement

37

8.5

Amendment

37

8.6

Governing Law

37

8.7

Enforcement; Venue; Waiver of Jury Trial

37

8.8

Counterparts

38

8.9

Headings

38

8.10

Waivers

38

ii

8.11

Incorporation of Annex A

38

8.12

Severability

38

8.13

Enforcement of Agreement

39

8.14

Expenses

39

8.15

Insurance; Indemnity

39

8.16

Employee Benefits Matters

39

8.17

Definitions

40

8.18

Interpretations

48

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of November 2, 2006, is entered into by and among Reinhold Industries, Inc., a Delaware corporation (the “Company”), Reinhold Holdings Inc., a Delaware corporation (the “Parent”), and Reinhold Acquisition Corp., a Delaware corporation (“Purchaser”).

RECITALS

A.

The Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders for Purchaser to acquire the Company on the terms and subject to the conditions set forth herein (the “Acquisition”).

B.

As a first step in the Acquisition, the Company, Parent and Purchaser each desire that Purchaser commence a cash tender offer (the “Offer”) to purchase the Company’s issued and outstanding Class A common shares, par value $0.01 per share (the “Shares”), for the Per Share Amount, on the terms and subject to the conditions set forth in this Agreement.

C.

The Board of Directors of the Company (the “Company Board”), and the Board of Directors of Purchaser, have approved, and the Company Board has unanimously resolved to recommend that the holders of the Shares (“Shareholders”) approve, the merger of Purchaser with and into the Company (the “Merger”), wherein the Company shall survive such merger and any issued and outstanding Shares not tendered and purchased by Purchaser pursuant to the Offer (other than Shares described in Section 2.6(b)) will be converted into the right to receive the Per Share Amount, on the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”).

D.

In order to induce Parent and Purchaser to enter into this Agreement, concurrently with the execution and delivery hereof, Purchaser, the Company and certain Shareholders, whose names and number of shares are set forth in Section 5.8 of the Company Disclosure Letter and who on a combined basis beneficially own approximately 49.8% of the outstanding Shares, are entering into a Shareholders Agreement, dated as of the date hereof (the “Shareholders Agreement”).

NOW THEREFORE, in consideration of the representations, warranties and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

ARTICLE I.
THE TENDER OFFER

1.1

The Offer.

(a)

Provided that (i) this Agreement shall not have been terminated in accordance with Article VII and (ii) none of the events or conditions set forth in Annex A shall have occurred or be existing and not have been waived, as promptly as practicable (but in any event not later than five (5) business days after the public announcement of the execution and delivery of this Agreement), Purchaser shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), the Offer whereby Purchaser will offer to purchase for cash all of the Shares at the Per Share Amount (subject to reduction for any stock transfer taxes payable by the holders of such Shares, if payment is to be made to a Person other than the Person in whose name the certificate for such Shares is registered, or any applicable federal back-up withholding); provided, however, that Parent may designate another direct or indirect Subsidiary of Parent as the bidder thereunder (within the meaning of Rule 14d-1(c) under the Exchange Act, in which case references herein to Purchaser will be deemed to apply to such Subsidiary, as applicable).  Purchaser shall keep, and Parent shall cause Purchaser to keep, the Offer open for a period of at least twenty (20) business days after the commencement of the Offer (such period, the “First Offer Period”).  In the event that the Minimum Condition has not been satisfied pursuant to the Offer during the First Offer Period, Purchaser shall keep, and Parent shall cause Purchaser to keep, the Offer open for a period of at least ten (10) business days after the expiration of the First Offer Period (such period, the “Second Offer Period” and together with the First Offer Period, the “Offer Period”).  In the event that, immediately prior to the Expiration Date, the Minimum Condition has not been met, the Company shall have the right to require Purchaser to extend the Expiration Date for an additional period not to exceed twenty (20) business days.

(b)

The obligation of Parent to cause Purchaser to consummate the Offer and to accept for payment and to pay for Shares validly tendered in the Offer and not validly withdrawn in accordance therewith will be subject to, and only to, those conditions set forth in Annex A hereto (the “Offer Conditions”).  Subject to the prior satisfaction or waiver of the Offer Conditions, Purchaser shall, and Parent shall cause Purchaser to, accept for payment, and pay for, in accordance with the terms of the Offer, all Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the expiration of the First Offer Period or the Second Offer Period (as applicable), including any extensions thereof pursuant to this Agreement (the “Expiration Date”).  Notwithstanding the foregoing, if between the date of this Agreement and the Offer Completion Date the outstanding Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Per Share Amount will be correspondingly adjusted on a per-share basis to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

(c)

Purchaser expressly reserves the right to modify the terms of the Offer, except that, without the prior written consent of the Company, Purchaser will not, and Parent will cause Purchaser not to, (i) decrease or change the form of the Per Share Amount, (ii) decrease the number of Shares sought in the Offer, (iii) amend or waive the Minimum Condition, or impose conditions other than the Offer Conditions on the Offer, (iv) extend the Expiration Date, except (A) as required by Law and (B) that, in the event that any Offer Condition is not satisfied or waived at the time that the Expiration Date would otherwise occur, Purchaser may, in its sole discretion, extend the Expiration Date for such period as it may determine to be appropriate (but not beyond the Outside Date), or (v) amend any term of the Offer in any manner materially adverse to the Shareholders (including without limitation amendments resulting in any extension which would be inconsistent with the preceding provisions of this sentence); provided, however, that  Purchaser may, without the consent of the Company and in its sole discretion, (A) subject to applicable legal requirements, waive any Offer Condition, other than the Minimum Condition, (B) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the “SEC”) or the staff thereof applicable to the Offer; (C) extend the Offer in order to provide sufficient time (but not beyond the Outside Date) to

2

respond to any matter hereafter arising and required to be disclosed to Parent pursuant to Section 5.3(c)(i) and (ii); and (D) extend the Offer after the acceptance of Shares thereunder for a further period of time by means of a subsequent offering period under Rule 14d-11 promulgated under the Exchange Act of not more than twenty (20) business days to meet the objective (which is not a condition to the Offer) that there be validly tendered, in accordance with the terms of the Offer, prior to the expiration date of the Offer (as so extended) and not withdrawn a number of Shares which, together with Shares owned by Parent and Purchaser, represents at least 90% of the outstanding Shares.

1.2

Offer Documents.

(a)

As soon as practicable on the date of commencement of the Offer, Purchaser will file or cause to be filed with the SEC a tender offer statement on Schedule TO (“Schedule TO”) which will contain an offer to purchase and related letter of transmittal and other ancillary Offer documents and instruments pursuant to which the Offer will be made (collectively with any supplements or amendments thereto, the “Offer Documents”) and which Purchaser represents, warrants and covenants will comply in all material respects with the Exchange Act and other applicable Laws and will contain (or will be amended in a timely manner so as to contain) all information which is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder and other applicable Laws; provided, however, that (i) no representation, warranty or covenant hereby is made or will be made by Parent or Purchaser with respect to information supplied by the Company in writing expressly for inclusion in, or information derived from the Company’s public SEC filings which is incorporated by reference or included in, the Offer Documents (such supplied, derived, incorporated or included information, the “Company SEC Information”) and (ii) no representation, warranty or covenant is made or will be made herein or in Schedule TO by the Company with respect to information contained in the Offer Documents other than the Company SEC Information.  The Company shall deliver copies of the proposed form of the Schedule 14D-9 to Purchaser within a reasonable time prior to the filing thereof with the SEC for review and comment by Purchaser and its counsel.

(b)

Parent, Purchaser and the Company will each promptly correct any information provided by them for use in the Offer Documents if and to the extent that it becomes false or misleading in any material respect and Purchaser will take all lawful action necessary to cause the Offer Documents as so corrected to be filed promptly with the SEC and to be disseminated to the Shareholders, in each case as and to the extent required by applicable Law.  In conducting the Offer, Purchaser will comply in all material respects with the provisions of the Exchange Act and other applicable Laws.  Purchaser will allow the Company and its counsel a reasonable opportunity to review and comment on the Offer Documents and any amendments thereto prior to the filing thereof with the SEC, and Parent and Purchaser agree to reasonably cooperate with the Company in the coordination of all filings by the Company, Parent or Purchaser with the SEC related to this Agreement.

1.3

Company Actions.

(a)

The Company represents that (i) the Company Board (at a meeting duly called and held) has (A) determined that this Agreement, the Offer and the Merger are fair to and in the

3

best interests of the Company and the Shareholders, (B) approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger, (C) took all other action necessary to render the limitations on business combinations contained in §203 of the DGCL (or any similar provision) inapplicable to the transactions contemplated hereby, including the Offer and the Merger, and (D) resolved to recommend acceptance of the Offer by the Shareholders and adoption of this Agreement by the Shareholders, and (ii) TM Capital Corp. (the “Company Financial Adviser”) has delivered to the Company Board the opinion described in Section 3.16.  The Company will use commercially reasonable efforts to cause the Company Financial Adviser to permit the inclusion of the opinion referred to in Section 3.16 in Schedule 14D-9 and the Proxy Statement and a reference to such opinion in the Offer Documents.  The Company hereby consents to the inclusion in the Offer Documents of the recommendation referred to in this Section 1.3; provided, however, that the Company Board may withdraw, modify or change such recommendation to the extent, and only to the extent, and on the conditions, specified in this Agreement.

(b)

The Company will file with the SEC simultaneously with the filing by Parent and Purchaser of the Schedule TO, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, “Schedule 14D-9”) containing such recommendations of the Company Board in favor of the Offer and the Merger.  The Company represents, warrants and covenants to Parent and Purchaser that Schedule 14D-9 will comply in all material respects with the Exchange Act and any other applicable Laws and will contain (or will be amended in a timely manner so as to contain) all information that is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder and other applicable Laws; provided, however, (i) that no representation, warranty or covenant is made or will be made herein by the Company with respect to information supplied by Parent or Purchaser expressly for inclusion in Schedule 14D-9 (the “Purchaser SEC Information”), and (ii) no representation, warranty or covenant is made or will be made herein by Parent or Purchaser with respect to information contained in Schedule 14D-9 other than the Purchaser SEC Information (which Purchaser SEC Information will include the information furnished by Purchaser as contemplated by the next sentence). The Company will include in Schedule 14D-9 information furnished by Purchaser in writing concerning Purchaser’s Designees as required by Section 14(f) of the Exchange Act and Rule 14f-1 thereunder and will use its commercially reasonable efforts to have Schedule 14D-9 available for inclusion in the initial mailing (and any subsequent mailing) of the Offer Documents to the Shareholders.

(c)

Each of the Company, Purchaser and Parent will promptly correct any information provided by it for use in Schedule 14D-9 if and to the extent that it becomes false or misleading in any material respect and the Company will further take all lawful action necessary to cause Schedule 14D-9 as so corrected to be filed promptly with the SEC and disseminated to the Shareholders, in each case as and to the extent required by applicable Law.  Purchaser and its counsel will be given a reasonable opportunity to review Schedule 14D-9 and any amendments thereto prior to the filing thereof with the SEC.   The Company shall provide Purchaser and its counsel in writing with any comments the Company or its counsel may receive from the SEC or its staff with respect to Schedule 14D-9 as soon as practical after the receipt of such comments.

(d)

In connection with the Offer, the Company will promptly furnish Purchaser with mailing labels, security position listings and all available listings or computer files containing the

4

names and addresses of the record Shareholders as of the latest practicable date and will furnish Purchaser such information and assistance (including updated lists of Shareholders, mailing labels and lists of security positions) as Purchaser or its agents may reasonably request in communicating the Offer to the record and beneficial Shareholders.  Subject to the requirements of applicable Law, and except for such actions as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer and the Merger, Parent and Purchaser will, and will instruct each of their respective Affiliates, associates, partners, employees, agents and advisors who receive such information to, hold in confidence the information contained in such labels, lists and files, will use such information only in connection with the Offer and the Merger, and, if this Agreement is terminated in accordance with its terms, will deliver promptly to the Company (or destroy and certify to the Company the destruction of) all copies of such information (and any copies, compilations or extracts thereof or based thereon) then in their possession or under their direct or indirect control.

1.4

Directors.

(a)

Promptly upon the purchase of Shares by Purchaser pursuant to the Offer, and from time to time thereafter, (i) Purchaser will be entitled to designate such number of directors (“Purchaser’s Designees”), rounded up to the next whole number, as will give Purchaser, subject to compliance with Section 14(f) of the Exchange Act, representation on the Company Board equal to the product of (A) the number of directors on the Company Board (giving effect to any increase in the number of directors pursuant to this Section 1.4) and (B) the percentage that such number of Shares so purchased by Purchaser bears to the aggregate number of Shares outstanding (such number being, the “Board Percentage”); provided, however, that if the number of Shares purchased pursuant to the Offer equals or exceeds a majority of the outstanding Shares, the Board Percentage will in all events be a majority of the members of the Company Board, and (ii) the Company will, upon request by Purchaser, promptly satisfy the Board Percentage by (A) increasing the size of the Company Board, or (B) using its commercially reasonable efforts to secure the resignations of such number of directors as is necessary to enable Purchaser’s Designees to be elected to the Company Board, or both, and will use its commercially reasonable efforts to cause Purchaser’s Designees promptly to be so elected, subject in all instances to compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder.  At the request of Purchaser, the Company will take all lawful action necessary to effect any such election.  Purchaser will supply to the Company in writing and be solely responsible for any information with respect to itself, Purchaser’s Designees and Purchaser’s officers, directors and Affiliates required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder to be included in Schedule 14D-9.  Notwithstanding the foregoing, at all times prior to the Effective Time, the Company Board will include at least two (2) Continuing Directors.

(b)

Notwithstanding any other provision hereof, of the certificate of incorporation or bylaws of the Company or of applicable Law to the contrary, following the election or appointment of any Purchaser’s Designees pursuant to this Section 1.4 and prior to the Effective Time, any amendment or termination of this Agreement by the Company, extension by the Company for the performance or waiver of the obligations or other acts of Parent or Purchaser hereunder or waiver by the Company of the Company’s rights hereunder will require the affirmative vote of a majority of the Continuing Directors.

5

1.5

Termination or Withdrawal of the Offer.   The Offer by Parent and Purchaser, and the Company Board’s approval or recommendation thereof, may only be terminated or withdrawn as expressly set forth in this Agreement.

ARTICLE II.
THE MERGER

2.1

The Merger.

(a)

In the event that Purchaser purchases Shares pursuant to the Offer, as soon as reasonably practicable thereafter, Parent and Purchaser shall, and shall cause the Company to, cause the Merger to occur, upon the terms and subject to the satisfaction or waiver of the conditions of this Agreement, and in accordance with the applicable provisions of the DGCL.  At the Effective Time, Purchaser will be merged with and into the Company and the separate corporate existence of Purchaser will thereupon cease.  The Company will be the surviving corporation in the Merger (as such, the “Surviving Corporation”) in accordance with the DGCL.  The Merger will have the effects specified in §§259, 260 and 261 of the DGCL.

(b)

Purchaser will, and Parent will cause Purchaser to, vote any and all Shares owned by Purchaser or any of its controlled affiliates in favor of the approval and adoption of this Agreement and the Merger and any other transactions contemplated by this Agreement at the Company Shareholders Meeting.

(c)

Notwithstanding anything to the contrary in this Agreement, in the event that Parent, Purchaser or any other Subsidiary of Parent acquires at least 90% of the outstanding Shares pursuant to the Offer or otherwise, the parties hereto agree to take all necessary and appropriate action to cause the Merger to become effective in accordance with §253 of the DGCL without a meeting of Shareholders as soon as practicable after the acceptance for payment and purchase of Shares by Purchaser pursuant to the Offer.

2.2

The Closing.   The closing of the Merger (the “Closing”) will take place at such place, date and time designated by Purchaser, on or before the fifth Business Day after the date on which the last of the conditions (excluding conditions that by their terms cannot be satisfied until the Closing Date) applicable to the Merger is satisfied or waived in accordance herewith, or at such other place, time or date as the parties may agree.  The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date.”

2.3

Effective Time.   On the Closing Date, Purchaser and the Company will cause a certificate of merger to be filed with the Secretary of State of the State of Delaware as provided in §251 of the DGCL or, if applicable, a certificate of ownership and merger as provided in §253 of the DGCL.  Upon completion of such filing, the Merger will become effective in accordance with the DGCL.  The time and date on which the Merger becomes effective is herein referred to as the “Effective Time.”  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, immunities, powers and franchises of the Company will vest in the Surviving Corporation, and all debts, liabilities and duties of the Company will become the debts, liabilities and duties of the Surviving Corporation.

6

2.4

Certificate of Incorporation and Bylaws of the Surviving Corporation.

(a)

The certificate of incorporation of the Surviving Corporation to be in effect from and after the Effective Time until amended in accordance with their terms and the DGCL will be the certificate of incorporation of Purchaser immediately prior to the Effective Time (in the form attached hereto as Exhibit A).

(b)

The bylaws of the Surviving Corporation to be in effect from and after the Effective Time until amended in accordance with their terms, the certificate of incorporation of the Surviving Corporation and the DGCL will be the bylaws of Purchaser immediately prior to the Effective Time.

2.5

Directors and Officers of the Surviving Corporation.

(a)

The members of the initial Board of Directors of the Surviving Corporation will be the members of the Board of Directors of Purchaser immediately prior to the Effective Time. All of the members of the Board of Directors of the Surviving Corporation will serve until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the Surviving Corporation.  Each of the members of the Company Board shall tender his or her resignation as a director of the Company to be effective immediately upon the Effective Time.

(b)

The officers of the Surviving Corporation will consist of the officers of the Company immediately prior to the Effective Time.  Such Persons will continue as officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the Surviving Corporation.

2.6

Conversion of Securities.   At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Purchaser, the Company or the holder of any of the following securities:

(a)

Each Share issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 2.6(b)), and each Deferred Share, will be canceled and extinguished and be converted into the right to receive the Per Share Amount, in cash payable to the holder thereof, without interest, in accordance with Section 2.7.  All such Shares and Deferred Shares, when so converted, will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a certificate formerly representing any such Share, or any member of the Company Board entitled to one or more Deferred Shares, will cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor, and, in the case of the Deferred Shares, the amount a member of the Company Board may be entitled to in lieu of accrued dividends on the Deferred Shares as provided for in Section 2.7(d) below, upon the surrender of such certificate (as applicable) in accordance with Section 2.7.  Any payment made pursuant to this Section 2.6(a) and Section 2.7 will be made net of applicable withholding taxes to the extent such withholding is required by Law.  Notwithstanding the foregoing, if between the date of this Agreement, or if the Offer is accepted, the Offer Completion Date and the Effective Time the outstanding Shares or Deferred Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination

7

or exchange of shares, the Per Share Amount will be correspondingly adjusted on a per-share basis to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

(b)

Each Share held in the treasury of the Company and each Share owned by Parent, Purchaser or any other direct or indirect wholly-owned Subsidiary of Parent immediately before the Effective Time (other than shares in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties) will be automatically canceled and retired and will cease to exist and no payment or other consideration will be made with respect thereto.

(c)

Each share of common stock, par value $0.01 per share, of Purchaser issued and outstanding immediately before the Effective Time will be converted into and become one (1) validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation, which, in accordance with this Agreement, will constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation immediately after the Effective Time.

(d)

Notwithstanding anything in this Agreement to the contrary, if required under the DGCL, but only to the extent required thereby, Shares that are issued and outstanding immediately prior to the Effective Time and that are held by shareholders (each, a “Dissenting Shareholder”) who (i) have not voted in favor of or consented in writing to the Merger, (ii) in the manner provided in Section 262 of the DGCL, shall have delivered a written demand for appraisal for such Shares, if the Merger is effectuated, in the time and manner provided in the DGCL, and (iii) shall not have failed to perfect or shall not have effectively withdrawn or lost their rights to appraisal under the DGCL, shall not be converted into the right to receive the Per Share Amount, but shall, in lieu thereof, be entitled to receive the consideration as shall be determined pursuant to Section 262 of the DGCL; provided, however, that any such holder who shall have failed to perfect or shall have effectively withdrawn or lost his, her, or its right to appraisal and payment under the DGCL, if any, shall thereupon be deemed to have had such person’s Shares converted, at the Effective Time, into the right to receive the Per Share Amount in accordance with the provisions of Section 2.6(a), without any interest or dividends thereon, upon surrender of Share Certificates representing the Shares.  Notwithstanding anything to the contrary contained in this Section 2.6(d), if (x) the Merger is rescinded or abandoned or (y) the shareholders of the Company revoke the authority to effect the Merger, then the right of any Dissenting Shareholder to be paid the fair value of such Dissenting Shareholder’s Shares pursuant to Section 262 of the DGCL shall cease as provided in Section 262 of the DGCL.  The Company shall give Parent and Purchaser prompt notice of any demands, withdrawals, or other notices received by the Company for or with respect to appraisals of Shares, and Parent and Purchaser shall have the right to participate in and direct all negotiations and proceedings with respect to such demands.  The Company shall not, except with the prior written consent of Parent and Purchaser, make any payment with respect to, or settle or offer to settle, any such demands or agree to do any of the foregoing.

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2.7

Surrender of Shares, Stock Transfer Books.

(a)

Prior to the Effective Time, Purchaser will designate a bank or trust company selected by it and reasonably acceptable to the Company to act as agent for the Shareholders in connection with the Merger (the  “Exchange Agent”) to receive the funds necessary to make the payments contemplated by Section 2.6.  At the Closing, Purchaser shall pay to the Exchange Agent, for the benefit of the Shareholders, the aggregate Merger Consideration for all outstanding Shares entitled thereto pursuant to Section 2.6(a).

(b)

Each holder of a certificate or certificates representing any Shares canceled upon the Merger pursuant to Section 2.6(a) (the “Certificates”) may thereafter surrender such Certificate or Certificates to the Exchange Agent, as agent for such holder, to effect the surrender of such Certificate or Certificates on such holder’s behalf for a period ending one (1) year after the Effective Time.  Purchaser agrees that promptly after the Effective Time it will cause the distribution to Shareholders of record as of the Effective Time of appropriate materials to facilitate such surrender.  Upon the surrender of Certificates for cancellation, together with such duly executed documents as requested by Purchaser, Purchaser will cause the Exchange Agent to pay the holder of such Certificates in exchange therefor cash in an amount equal to the Per Share Amount multiplied by the number of Shares represented by such Certificate (the aggregate consideration with respect to any such Certificate, the “Merger Consideration”).  Until so surrendered, each such Certificate (other than certificates representing Shares to be canceled pursuant to Section 2.6(b)) will represent solely the right to receive the Merger Consideration relating thereto.

(c)

If payment of cash in respect of canceled Shares is to be made to a Person other than the Person in whose name a surrendered Certificate or instrument is registered, it will be a condition to such payment that the Certificate or instrument so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of such payment in a name other than that of the registered holder of the Certificate or instrument surrendered or shall have established to the satisfaction of the Surviving Corporation or the Exchange Agent that such Tax either has been paid or is not payable.

(d)

At the Effective Time, the Surviving Corporation shall pay to each member of the Company Board entitled to Deferred Shares (up to 13,688 Deferred Shares) the amount of Merger Consideration provided for under Section 2.6(a) above, plus any additional amounts each member of the Company Board may be entitled to in lieu of accrued dividends on the Deferred Shares under the Company's Directors Deferred Stock Plan.  Such members of the Company Board and their Deferred Shares and such additional amounts, as of the date hereof, are set forth in Section 2.7 of the Company Disclosure Letter.  Such payment shall be made in immediately available funds and in the manner requested by the respective members of the Company Board in writing to the Purchaser in accordance with Section 8.2 below.

(e)

At the Effective Time, the stock transfer books of the Company will be closed and there will not be any further registration of transfers of Shares outstanding prior to the Effective Time.  If, after the Effective Time, Certificates are presented to the Surviving Corporation, they will be canceled and exchanged for the Merger Consideration as provided in Section 2.6(a).  No interest will accrue or be paid on any cash payable upon the surrender of a Certificate or Certificates which immediately before the Effective Time represented outstanding Shares.

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(f)

Promptly following the date that is six (6) months after the Effective Time, the Exchange Agent will deliver to the Surviving Corporation all cash, certificates and other documents in its possession relating to the transactions contemplated hereby, and the Exchange Agent’s duties will terminate. Thereafter, each holder of a Certificate (other than Certificates representing Shares held by Parent, Purchaser, any other direct or indirect wholly-owned Subsidiary of Parent or in the treasury of the Company) may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar Laws) receive in consideration thereof the Merger Consideration relating thereto, without any interest or dividends thereon.

(g)

The Merger Consideration will be net to the holder of Shares or Deferred Shares in cash, subject to reduction only for any applicable state and federal withholding, including back-up withholding or, as set forth in Section 2.7(c), stock transfer Taxes payable by such holder.

(h)

In the event any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof as determined in accordance with Section 2.6; provided that the Person to whom the Merger Consideration is paid shall, as a condition precedent to the payment thereof, gives the Surviving Corporation a bond in such sum as the Surviving Corporation may direct or otherwise indemnify the Surviving Corporation in a manner satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

(i)

None of Parent, Purchaser, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any cash or funds from the aggregate Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Applicable Law.  If any Certificate has not been surrendered prior to the date that is two years after the Effective Time (or immediately prior to such earlier date on which Merger Consideration, as the case may be, in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

(j)

The Exchange Agent shall invest any cash included in the aggregate Merger Consideration, as directed by Purchaser, on a daily basis; provided that such investments shall be in obligations of or guaranteed by the United States of America or of any agency thereof and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Standard & Poor’s Ratings Group or Moody’s Investor Service, Inc., respectively.

10

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to each of Parent and Purchaser, except as set forth in the letter, dated the date hereof, from the Company to Purchaser (the “Company Disclosure Letter”), as follows:

3.1

Organization of the Company.   The Company and each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction set forth in Section 3.1 of the Company Disclosure Letter.  Section 3.1 of the Company Disclosure Letter lists each jurisdiction in which the Company and each Subsidiary of the Company is qualified to do business as a foreign corporation.  The Company and each Subsidiary of the Company is qualified to do business as a foreign corporation and is in good standing under the laws of each state in which the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except to the extent that the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

3.2

Authorization.   The Company has full corporate power and authority to execute and deliver this Agreement and the Shareholders Agreement and, subject to obtaining (a) approvals required by the HSR Act, or other applicable Law, and (b) shareholder approval, to perform its obligations hereunder and thereunder.  The execution, delivery and performance of this Agreement and the Shareholders Agreement have been duly authorized by all necessary corporate action on the part of the Company, other than receipt of shareholder approval.

3.3

Validity; Binding Effect.   This Agreement and the Shareholders Agreement have been duly and validly executed and delivered by the Company.  This Agreement and the Shareholders Agreement constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with their respective terms.

3.4

Noncontravention.   The execution, delivery and performance of this Agreement and the Shareholders Agreement by the Company, the consummation by the Company of the transactions contemplated hereby and thereby and the compliance with or fulfillment of the terms and provisions hereof and thereof by the Company (including the Merger), do not (a) conflict with or result in a breach of any of the provisions of the Certificate of Incorporation or By-Laws of the Company, (b) contravene, in any material respect, any Law or Order applicable to the Company, (c) except as set forth in Section 3.4 of the Company Disclosure Letter, violate, conflict with or breach any agreement or contract to which the Company or any Subsidiary is subject or (d) except as set forth in Section 3.4 of the Company Disclosure Letter and subject to obtaining approvals required by the HSR Act, require the Company to obtain the approval, consent or authorization of any governmental authority or other third party which has not been obtained in writing prior to the date of this Agreement.

3.5

Capitalization.

(a)

The authorized capital stock of the Company consists of (i) 4,750,000 (including all of the Deferred Shares) Class A common shares, par value $0.01 per share, of which

11

3,292,105 shares have been issued and are outstanding, (ii) 13,688 Deferred Shares are issuable pursuant to the Company Director’s Deferred Stock Plan (such that, upon issuance, there would be 3,305,793 Class A Common Shares outstanding), and (iii) 250,000 shares of preferred stock, of which no shares have been issued and are outstanding.  No shares of capital stock of the Company other than as described above are issued and outstanding.  There are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities or other similar securities which obligate the Company to issue, exchange, transfer or sell any shares of capital stock of the Company.  As of the date of this Agreement, no Shares are reserved for grant under the Company’s 2002 Amended and Restated Stock Incentive Plan.  Other than as set forth on Section 3.5(a) of the Company Disclosure Letter, the Company has no contracts or agreements relating to the issuance, sale, purchase or redemption of any of its equity securities, nor any obligation to grant, extend or enter into any such contract, agreement or understanding.  The Company does not own, nor has any right to purchase, the equity securities of any Person (other than the Subsidiaries of the Company).  The Deferred Shares, when issued, will be issued in accordance with the Company Director’s Deferred Stock Plan and will be validly issued, fully paid and nonassessable.

(b)

Section 3.5(b) of the Company Disclosure Letter lists all of the Subsidiaries of the Company.  The Company owns, directly or indirectly, all of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such Subsidiary) of each of the Company’s Subsidiaries free and clear of all liens, pledges, security interests, claims or other encumbrances (collectively, “Liens”).  Each of the outstanding shares of capital stock (or such other ownership interests) of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable.

3.6

SEC Documents; Financial Statements.

(a)

The Company has filed all forms, reports and documents required to be filed by it with the SEC since December 31, 2003 (collectively, the “Company Reports”). As of their respective dates, the Company Reports and any such reports, forms and other documents filed by the Company with the SEC after the date of this Agreement (i) complied, or will comply, in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and the rules and regulations thereunder, and (ii) did not, or will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  The representation in clause (ii) of the preceding sentence does not apply to any misstatement or omission in any Company Report filed prior to the date of this Agreement which was superseded by a subsequent Company Report filed prior to the date of this Agreement.  No Subsidiary of the Company is required to file any report, form or other document with the SEC.

(b)

Each of the financial statements included in or incorporated by reference into the Company Reports (including the related notes and schedules) presents fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of its date or, if applicable, the results of operations, retained earnings or cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited

12

statements, to normal year-end audit adjustments, none of which is material in kind or amount), in each case in accordance with GAAP, except as may be noted therein.  Since June 30, 2006, there have been no facts, circumstances, omissions, occurrences or developments in the financial position of the Company that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect that have not been disclosed in the Company Reports.

3.7

Undisclosed Liabilities.   Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent, pending or otherwise, including no pending liabilities, and no reason to believe, circumstances or facts in connection with this Agreement and the transactions contemplated hereunder) and to the Knowledge of the Company there are no facts, circumstances, occurrences or developments, including in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby that could reasonably be expected to give rise to such liabilities or obligations, that would be required to be reflected on, or reserved against in, a consolidated balance sheet of the Company or described or referred to in the notes thereto, prepared in accordance with GAAP consistently applied, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the consolidated balance sheet of the Company as of June 30, 2006, (ii) liabilities or obligations arising in the ordinary course of business (including trade indebtedness) since June 30, 2006, and (iii) liabilities or obligations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as set forth on Section 3.10 to the Company Disclosure Letter, and to the Knowledge of the Company, (a) the Company is not subject to any threatened or pending claims in relation to indemnification, breach, violation, retained obligations or liabilities, purchase price adjustment, post-closing recourse or similar matters in respect of the Share Sale Agreement between Reinhold Industries Inc. and TCG Guardian 2 Limited relating to the sale of NP Aerospace Ltd. (the “NP Aerospace Sale Agreement”), or (ii) the Asset Purchase Agreement between Reinhold Industries Inc., Samuel Bingham Enterprises, Inc. and Finzer Roller, L.L.C. relating to the sale of the assets of Samuel Bingham Enterprises, Inc., (the “Bingham Purchase Agreement”), (b) the Company is not subject to any threatened or pending claims in relation to indemnification, breach, violation, retained obligations or liabilities, purchase price adjustment, post-closing recourse or similar matters in respect of the representations and warranty insurance related to environmental matters purchased by the Company in relation to the NP Aerospace Sale Agreement, and (c) to the Knowledge of the Company, there are no facts, circumstances, omissions, occurrences or developments that might give rise to such claims in Sections 3.7(a) or (b).

3.8

Real Estate.   The Company does not own any real property.  Section 3.8 of the Company Disclosure Letter hereto lists each parcel of real property leased or sub-leased by the Company (the “Leased Real Estate”).  To the Knowledge of the Company, the Company’s current use of the Leased Real Estate is not dependent upon a “permitted nonconforming use” or “permitted non-conforming structure” or similar variance.  Section 3.8 of the Company Disclosure Letter lists all locations other than the Leased Real Estate where assets of the Company are regularly located.

3.9

Tax Matters.   Except as set forth on Section 3.9 of the Company Disclosure Letter, the Company and each of its Subsidiaries has timely filed or caused to be filed all Tax Returns that it was required to file through the Closing Date, has timely paid all Taxes shown

13

thereon as owing, or to the extent not due and payable as of the Closing Date, provision for the payment thereof has been or will be made on the financial statements or the books of account of the Company in accordance with GAAP, and, except as set forth on Section 3.9 of the Company Disclosure Letter, are not currently the beneficiary of any extension of time required to file any Tax Return.  All Tax Returns filed by the Company and each of its Subsidiaries are true, correct and complete in all material respects.  The Company and each of its Subsidiaries have withheld, deducted, collected and paid all Taxes required to have been withheld, deducted, collected and paid by the Company and each of its Subsidiaries in connection with amounts paid or owing to any employee of the Company.  Neither the Company and nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.  Except as set forth on Section 3.9 of the Company Disclosure Letter, no claim has ever been made in writing by a Tax authority in a jurisdiction where tax returns by the Company and each of its Subsidiaries have not been filed that the Company or any of its Subsidiaries is or may be subject to taxation by such jurisdiction.  Except as set forth on Section 3.9 of the Company Disclosure Letter, no Tax Return of the Company or any of its Subsidiaries filed within the last six (6) years has been audited or to the Knowledge of the Company is currently under audit or examination by any Tax Authority with respect to the assessment or collection of Taxes of the Company or any of its Subsidiaries.  Except as set forth on Section 3.9 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any Tax indemnity or Tax sharing agreement.

3.10

Litigation.   Except as set forth in Section 3.10 of the Company Disclosure Letter, the Company is not subject to any outstanding Order, nor a party, or to the Knowledge of the Company threatened to be made a party, to any Litigation.  None of the items listed on Section 3.10 of the Company Disclosure Letter could reasonably be expected to have a Material Adverse Effect.

3.11

Legal Compliance.   The Company is in compliance with all applicable Laws, including all Environmental Laws, all Labor and Employment Laws, and all Laws related to the Company’s Contracts with the United States Department of Defense or any other governmental entity, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.  Neither this Agreement nor the transactions contemplated hereby will adversely affect any Contracts or rights of the Company with the United States Department of Defense or any other governmental entity.

3.12

Environmental Laws and Regulations.   Except as set forth on Section 3.12 of the Company Disclosure Letter and Schedule 3.12 thereto:

(a)

The Company has complied and is in compliance in all material respects with all Environmental Laws;

(b)

The Company has obtained and complied with, and is in material compliance with, all Permits required pursuant to all Environmental Laws relating in any way to the occupation of all Leased Real Estate and the operation of its business.  A list of all such Permits is set forth on Schedule 3.12 to the Company Disclosure Letter;

14

(c)

The Company has not received any written, or, to the Knowledge of the Company, oral notice, report or other information regarding any actual or alleged violation by the Company or any affiliate or Subsidiary of any Environmental Law including any investigatory, remedial or corrective action obligations under any Environmental Law;

(d)

To the Knowledge of the Company, none of the following exists at any Leased Real Estate or existed at any Facility while owned by Company or any Subsidiary within the last five (5) years, except in material compliance with Environmental Laws:  (1) underground storage tanks; (2) aboveground storage tanks; (3) asbestos-containing material in any form or condition; (4) materials or equipment containing polychlorinated biphenyls; or (5) landfills, surface impoundments, or disposal areas;

(e)

Neither the Company nor any Subsidiary has, where applicable, treated, stored, disposed of, arranged for, or permitted, or allowed the disposal of, transportation of, handling of, manufacturing of, distribution of or release of any substance, including without limitation any Hazardous Material, or owned, occupied  or operated any Leased Real Estate or Facility (and no such Leased Real Estate is contaminated by any such substance) so as to give rise to any current or future Liability, including any Liability for fines, penalties, response costs, corrective action costs, personal injury, property damage, natural resource damages or attorneys’ fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Solid Waste Disposal Act, as amended, or any other Environmental Law except in material compliance with all applicable Environmental Laws;

(f)

Neither this Agreement nor the consummation of the transaction contemplated hereby, could reasonably be expected to result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any “transaction triggered” or “responsible party transfer” Environmental Law;

(g)

To the Knowledge of the Company, the Company has not assumed, or otherwise become liable for, any Liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental Laws;

(h)

To the Knowledge of the Company, no facts, events or conditions relating to the Leased Real Estate, any Facility or operations of the Company could reasonably be expected to prevent, hinder or limit continued compliance with Environmental Laws, give rise to any investigatory, remedial or corrective obligations pursuant to any Environmental Laws, or give rise to any other Liabilities pursuant to Environmental Laws, including without limitation any Liabilities relating to on-site or off-site releases or threatened releases of Hazardous Materials, substances or wastes, personal injury, property damage or natural resource damage;

(i)

The Company has made available to Purchaser all environmental audits, reports and other material environmental documents relating to the Company’s past or current properties, facilities or operations that are in its possession or under its reasonable control;

(j)

To the Knowledge of the Company, neither the Company nor any Subsidiary has designed, manufactured, sold, marketed, installed or distributed products or other items containing asbestos;

15

(k)

To the Knowledge of the Company, the Company has not designed, manufactured, sold, marketed, installed or distributed products or other items containing silica and is not and will not become subject to any Liability with respect thereto;

(l)

There are no material capital expenditures planned or reasonably foreseeable to maintain compliance with Environmental Laws or Permits; and

(m)

Except as set forth on Section 3.10 to the Company Disclosure Letter, as of the date hereof, the Company has not received written notice of, nor are there, to the Knowledge of the Company, any pending or threatened Asbestos Claims against the Company or any Subsidiary.

3.13

Labor and Employment Matters.   Except as set forth in Section 3.13 of the Company Disclosure Letter, (a) the Company is not currently a party to any collective bargaining agreement or other labor contract; (b) there is not presently pending, and to the Knowledge of the Company there is not threatened, any strike, slowdown, picketing, work stoppage, lock out, or employee grievance process involving the Company; (c) to the Knowledge of the Company, no event has occurred or circumstance exists that could reasonably be expected to provide the basis for any work stoppage or other labor dispute; (d) to the Knowledge of the Company, there is no grievance or arbitration proceeding pending against the Company by any employee of the Company; and (e) there is no lockout of any employees by the Company.  To the Knowledge of the Company, there is presently no application for certification of a collective bargaining agent on behalf of the employees of the Company.

3.14

Employee Benefits and Arrangements.

(a)

Section 3.14 of the Company Disclosure Letter lists each Benefit Plan of the Company and designates those Benefit Plans that are qualified under Section 401(a) of the Code.  Each Benefit Plan designated on Section 3.14 of the Company Disclosure Letter as being qualified under Section 401(a) of the Code is properly qualified and is the subject of a favorable determination, opinion or advisory letter issued by the IRS with respect to the qualified status of such plan under section 401(a) of the Code and the tax-exempt status of any trust which forms a part of such plan under section 501(a) of the Code, and no event has occurred which will or could reasonably be expected to give rise to disqualification of any such plan.

(b)

Section 3.14 of the Company Disclosure Letter lists (i) the name and salary of each employee of the Company or any of its Subsidiaries whose annual salary as of the date hereof exceeds $50,000 and (ii) all change of control arrangements, stay bonuses and similar payments payable to employees in connection with this Agreement or the transactions contemplated hereunder.

(c)

A true and correct copy of each of the Benefit Plans and all contracts relating thereto, or to the funding thereof, including, without limitation, all bonus plans, deferred compensation plans or arrangements, change of control arrangements, severance pay arrangements, trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements and recordkeeping agreements, each as in effect on the date hereof, has been made available to the Purchaser.  In the

16

case of any Benefit Plan which is not in written form, the Purchaser has been provided with an accurate description of such Benefit Plan as in effect on the date hereof.  A true and correct copy of the most recent Form 5500 annual report, actuarial report, accountant’s opinion of the plan’s financial statements, summary plan description and IRS determination, opinion or advisory letter with respect to each Employee Benefit Plan has been made available to Purchaser and there have been no material adverse changes in the financial condition in the respective Employee Benefit Plans from that stated in the annual reports and actuarial reports made available to Purchaser.

(d)

Except as set forth on Section 3.14 of the Company Disclosure Letter, the Company does not have any ERISA Affiliates and has not had any ERISA Affiliates within the last six (6) years.  Each Benefit Plan complies in all material respects, and has been operated in all material respects in compliance, with all applicable Laws, and no event has occurred which will or could reasonably be expected to cause any such Benefit Plan to fail to comply with such requirements, and no notice has been issued by any governmental authority questioning or challenging such compliance.  The only Pension Plan currently sponsored by the Company is the Reinhold Industries, Inc. Retirement Plan.  Benefits under and participation in the Reinhold Industries, Inc. Retirement Plan were effectively frozen as of December 31, 2004, such that no additional benefits have accrued or will accrue under the Reinhold Industries, Inc. Retirement Plan after December 31, 2004, and no person became or shall become a participant in the Plan after December 31, 2004.  None of the assets of any Benefit Plan are invested in employer securities or employer real property.

(e)

Except as set forth on Section 3.14 of the Company Disclosure Letter, other than the Reinhold Industries, Inc. Retirement Plan and the Reinhold Industries, Inc. 401(k) Plan, the only Benefit Plan that is an employee pension benefit plan (within the meaning of section 3(2) of ERISA) is the Non-Qualified Retirement Plan for Reinhold Industries, Inc.  There is only one participant in that plan.

(f)

There have been no “prohibited transactions” (as described in section 406 of ERISA or section 4975 of the Code) with respect to any Benefit Plan, and the Company has not engaged in any prohibited transaction.

(g)

There have been no acts or omissions by the Company which have given rise to or could reasonably be expected to give rise to interest, fines, penalties, taxes or related charges under section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which the Company may be liable or under Section 409A of the Code for which the Company or any participant in any Benefit Plan that is a nonqualified deferred compensation plan (within the meaning of section 409A of the Code) may be liable.

(h)

None of the payments contemplated by the Benefit Plans would, in the aggregate, constitute excess parachute payments (as defined in section 280G of the Code (without regard to subsection (b)(4) thereof)) or would exceed the amount deductible pursuant to section 162(m) of the Code.

(i)

There are no actions, suits or claims (other than routine claims for benefits) pending or threatened involving any Benefit Plan or the assets thereof, and no facts exist which

17

could reasonably be expected to give rise to any such actions, suits or claims (other than routine claims for benefits).

(j)

Except as set forth on Section 3.14 of the Company Disclosure Letter, with respect to any Pension Plan, within the last six (6) years: (i) there has been no reportable event (as described in section 4043 of ERISA) with respect to which notice has not been waived, (ii) no steps have been taken to terminate any such plan; (iii) there has been no withdrawal (within the meaning of section 4063 of ERISA) of a “substantial employer” (as defined in section 4001(a)(2) of ERISA), and (iv) no event or condition has occurred which might reasonably be expected to constitute grounds under section 4042 of ERISA for the termination of the plan or the appointment of a trustee to administer any such plan.

(k)

Except as set forth on Section 3.14 of the Company Disclosure Letter, the Company does not have any Liability for providing, under any Benefit Plan or otherwise, any post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and section 4980B of the Code or applicable state law.

(l)

Except as set forth in Section 3.14 of the Company Disclosure Letter, none of the Benefit Plans is a Multiemployer Plan.  Except as set forth in Section 3.14 of the Company Disclosure Letter, neither the Company nor any of its ERISA Affiliates has any liability under or with respect to a Multiemployer Plan.

(m)

Accruals for all obligations under the Benefit Plans are reflected in the financial statements of the Company in accordance with GAAP, and such accruals, to the extent required by GAAP, include pension expense and PBGC premiums for the plan year which includes the Closing Date.

(n)

Except as set forth on Section 3.14 of the Company Disclosure Letter, neither the Company nor any ERISA Affiliate has contributed to or accrued an obligation to contribute to a Multiemployer Plan or a Pension Plan within the last six (6) years.

(o)

Except for any indemnification claims disclosed on Section 3.10 of the Company Disclosure Letter, the Company is not subject to any obligations, liabilities or responsibilities, directly or indirectly, in respect of the Bingham Pension Plans.

3.15

Broker’s Fees and Company Transition Fees and Costs.   Except as set forth in Section 3.15 of the Company Disclosure Letter, the Company has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.  Section 3.15 of the Company Disclosure Letter sets forth the Company’s good faith, reasonable estimate, as of the date hereof, of the aggregate Company Transaction Fees and Expenses through the Effective Time , itemized by provider and category of expenditure (the “Company Transaction Fees and Expenses Budget”).

3.16

Opinion of Company Financial Adviser.   The Company has received the written opinion (the “ Fairness Opinion ”) of Company Financial Adviser to the effect that, as of the date hereof, the consideration to be received by the Shareholders in the Offer and the Merger is fair to the Shareholders from a financial point of view.  A true, complete and correct copy of the Fairness Opinion has been provided to Parent prior to the execution and delivery of this Agreement by the Parties.

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3.17

State Takeover Statutes.   The Company Board has approved the Offer, the Merger, this Agreement, the Shareholders Agreement and the transactions contemplated hereby and such approval is sufficient to render inapplicable to the Offer, the Merger, this Agreement and the transactions contemplated hereby and thereby, the limitation on business combinations contained in §203 of the DGCL (or any similar provision).  No “fair price,” “merger moratorium,” “control share acquisition,” or other anti-takeover statute or similar statute or regulation applies or purports to apply to the Offer, the Merger, this Agreement, the Shareholders Agreement or any of the transactions contemplated hereby or thereby.

3.18

Voting Requirements.   The affirmative vote of the holders of a majority of the issued and outstanding Shares, voting as a single class, at the Company Shareholders Meeting to adopt this Agreement and approve the Merger (“Company Shareholder Approval”) is the only vote of the holders of any class or series of the Company’s capital stock necessary to approve and/or adopt this Agreement and to approve the Merger.

3.19

Offer Documents; Proxy Statement.   The proxy statement to be sent to the Shareholders in connection with a meeting of the Shareholders to consider the Merger (the “Company Shareholders Meeting”) or the information statement to be sent to the Shareholders, as appropriate (such proxy statement or information statement, as amended or supplemented, is herein referred to as the “Proxy Statement”), on the date mailed to the Shareholders and at the time of the Company Shareholders Meeting (a) will comply in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and (b) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Neither Schedule 14D-9 nor any of the information relating to the Company or its Affiliates provided by or on behalf of the Company specifically for inclusion in Schedule TO or the Offer Documents or any amendments or supplements thereto that are filed with the SEC and are first published, sent or given to Shareholders will, at the respective times, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  No representation or warranty is made by the Company with respect to any Purchaser SEC Information.

3.20

Intellectual Property.

(a)

Section 3.20(a) of the Company Disclosure Letter lists all Intellectual Property.  To the Knowledge of the Company, there is no intellectual property of any third party that infringes any of the Intellectual Property, except where such infringement could not reasonably be expected to have a Material Adverse Effect.  To the Knowledge of the Company, none of the Intellectual Property infringes any intellectual property right of any other Person, except where such infringement could not reasonably be expected to have a Material Adverse Effect.

19

(b)

Section 3.20(b) of the Company Disclosure Letter lists all of the intellectual property the Company licenses or has permission from another Person to use, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs.

3.21

Insurance.

(a)

Section 3.21 of the Company Disclosure Letter sets forth a summary of the insurance policies maintained by the Company and its Subsidiaries as of the date hereof (including type, carrier, policy number, limits, premium and expiration date).

(b)

With respect to each insurance policy listed on Section 3.21 of the Company Disclosure Letter: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby (unless such policy expires pursuant to its terms prior to such consummation); (C) neither any of the Company and its Subsidiaries nor, to the Knowledge of the Company, any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy; and (D) to the Knowledge of the Company, no party to the policy has repudiated any provision thereof.

(c)

In the past three years, (A) each of the Company and its Subsidiaries has been covered by insurance in scope and amount customary and reasonable for the businesses in which it has engaged; (B) at no time has the Company or any of its Subsidiaries been denied any insurance or indemnity bond coverage which it has requested; (C) neither the Company nor any of its Subsidiaries has made any material reduction in the scope or amount of its insurance coverage, other than as the result of the sale of the assets or equity interests of any Subsidiary, or (D) neither the Company nor any of its Subsidiaries has received written notice from any of its insurance carriers that any insurance premiums will be subject to increase in an amount materially disproportionate to the amount of the increases with respect thereto (or with respect to similar insurance) in prior years.  Section 3.21 of the Company Disclosure Letter describes any self-insurance arrangements affecting the Company or its Subsidiaries.

3.22

Product Liability and Warranty.

(a)

Except as set forth on Section 3.10 to the Company Disclosure Letter, the Company does not have any Liability (and, to the Knowledge of the Company, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Company.

(b)

Except as set forth on Section 3.10 to the Company Disclosure Letter, there is no pending or, to the Knowledge of the Company, threatened recall or investigation of any product

20

manufactured, sold, leased or delivered by any of the Company (and to the Knowledge of the Company, there is no basis for any such present or future recall or investigations).

3.23

Customers and Suppliers.

(a)

Section 3.23 of the Company Disclosure Letter sets forth a true and complete list of the top ten (10) customers and the top ten (10) suppliers of the Company (as measured by the revenue or sales from such customer or supplier) during the 12-month periods ended December 31, 2004, December 31, 2005 and the 9-month period ended as of September 30, 2006.  Set forth opposite the name of each such customer is the percentage of consolidated net sales attributable to such customer.

(b)

Except as set forth on Section 3.23 of the Company Disclosure Letter, as of the date hereof, no customer that accounted for more than five percent of the Company's consolidated revenues from continuing operations during the 12-month periods ended December 31, 2004, December 31, 2005 and the 9-month period ended as of September 30, 2006, and no material supplier of the Company, (i) has cancelled or otherwise terminated or, to the Knowledge of the Company, threatened or indicated its intention to terminate, any material contract with the Company or any Subsidiary of the Company prior to the expiration of the contract term, (ii) has returned, or, to the Knowledge of the Company, threatened or indicated its intention to return, a material amount of any of the products, equipment, goods and services purchased from the Company or any Subsidiary of the Company, (iii) has canceled or terminated or, to the Knowledge of the Company, indicated its intention to cancel or otherwise terminate its relationship with the Company or any Subsidiary of the Company including, without limitation, as a result of the transactions contemplated by this Agreement, or (iv) has ceased or materially reduced or, to the Knowledge of the Company, threatened or indicated an intention to cease or materially reduce its purchase from or sale to the Company or any Subsidiary of the Company of any products, equipment, goods or services, including, without limitation, as a result of the transactions contemplated by this Agreement.

(c)

Neither the Company nor any Subsidiary has (A) breached, in any material respect, any agreement with or (B) engaged in any fraudulent conduct with respect to, any customer or supplier of the Company or any of its Subsidiaries.  All material purchase and sale orders and other commitments for purchases and sales made by the Company and its Subsidiaries have been made in the ordinary course of business in accordance with past practices and no material payments have been made to any customer, supplier or any of their representatives other than payments to such suppliers for the invoiced price of supplies purchased in the ordinary course of business.

3.24

Backlog.   As of December 31, 2004, December 31, 2005, June 30, 2005 and June 30, 2006 and September 30, 2006, the combined sales backlog of the Company and its Subsidiaries from continuing operations was $20,452,000, $11,549,000, $20,345,000, $21,562,000 and $19,321,000 respectively, calculated consistently with past practice of the Company.

21

3.25

Contracts.

(a)

Section 3.25 of the Company Disclosure Letter lists the following contracts and other agreements to which any of the Company and its Subsidiaries is a party as of the date hereof (the “Material Contracts”):

(i)

any agreement for the lease of personal property to or from any Person providing for lease payments in excess of $100,000 per annum for any one lease;

(ii)

any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to any of the Company and its Subsidiaries, or involve consideration in excess of $100,000;

(iii)

any agreement concerning a partnership or joint venture;

(iv)

any agreement under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $100,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

(v)

any agreement concerning confidentiality or noncompetition;

(vi)

any agreement with any of the Affiliates of the Company;

(vii)

any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

(viii)

any collective bargaining agreement;

(ix)

any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance benefits;

(x)

any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

(xi)

any agreement under which the consequences of a default or termination could have a Material Adverse Effect on the business, financial condition, operations, results of operations, or future prospects of any of the Company and its Subsidiaries; or

(xii)

any other agreement (or group of related agreements) the performance of which involves consideration in excess of $100,000 annually, other than purchase orders with customers or suppliers in the ordinary course of business.

(b)

True and complete copies of the Material Contracts, including all amendments, supplements and modifications to each such Material Contract have been made available for review by Purchaser, or in the case a Material Contract described above is not written, the

22

Company has provided Purchaser a written summary setting forth the material terms and conditions of each oral agreement. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable against the Company, and to the Knowledge of the Company, against the other party thereto, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby (other than as disclosed on Section 3.4 of the Company Disclosure Letter); (C) no party is in breach or default, in any material respect, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) to the Knowledge of the Company, no party has repudiated any provision of the agreement.

(c)

Except as set forth on Section 3.10 of the Company Disclosure Letter, and to the Knowledge of the Company, the Company is not in material breach of any of the representations, warranties, covenants and agreements contained in or relating to the NP Aerospace Sale Agreement or the Bingham Purchase Agreement.  As of the date hereof, the Company has not received any notice and otherwise has no Knowledge of a breach of the NP Aerospace Sale Agreement or the Bingham Purchase Agreement other than as set forth on Section 3.10 of the Company Disclosure Letter.  The NP Aerospace Sale Agreement and the Bingham Purchase Agreement are in full force and effect as of the date hereof.

3.26

  Bank Accounts.   Section 3.26 of the Company Disclosure Letter sets forth a true, complete and correct list of each bank, deposit, lock-box or cash collection, management or other account of the Company and each of its Subsidiaries or in respect of the business of the Company or its Subsidiaries, including the title and number of the account and the financial or other institution at which such account is located.

3.27

Information Supplied.   None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Offer Documents will, at the time such document is filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or given to the Company’s stockholders, contains any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained therein not misleading.  None of the representations and warranties contained in this Article III, as of the date hereof and as of the consummation of the Offer, contain or will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained therein not misleading.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF
PARENT AND PURCHASER

Each of Parent and Purchaser represents and warrants to the Company, except as set forth in the letter, dated the date hereof, from the Purchaser to the Company (the “Purchaser Disclosure Letter”), as follows:

4.1

Organization.   Parent is a corporation duly organized, validly existing and in good standing under the laws of Delaware.  Purchaser is a corporation duly organized, validly

23

existing and in good standing under the laws of Delaware.  Each of Parent and Purchaser is not, and, to the Knowledge of the Parent or Purchaser, as the case may be, no action by any governmental authority is pending or threatened which could cause either Parent or Purchaser to be, a Prohibited Person, including without limitation (a) a “foreign person” described in Subsection 1(a) of the Executive Order, (b) a “foreign person” with respect to which a determination by the Secretary of State has been made under Subsection 1(b) of the Executive Order, or (c) a “person” with respect to which a determination by the Secretary of the Treasury has been made under Subsection 1(c) or 1(d) of the Executive Order.  Each of Parent and Purchaser is not a "foreign person" as defined by 22 C.F.R. § 120.16.

4.2

Authorization.   Parent and Purchaser have full corporate power and authority to execute and deliver this Agreement and the Shareholders Agreement and, subject to obtaining approvals required by the HSR Act, or other applicable Law, to perform their respective obligations hereunder and thereunder.  The execution, delivery and performance of this Agreement and the Shareholders Agreement have been duly authorized by all necessary corporate action on the part of Parent and Purchaser (including, without limitation, by Parent as sole shareholder of Purchaser).

4.3

Validity, Binding Effect.   This Agreement and the Shareholders Agreement have been duly and validly executed and delivered by Parent and Purchaser.  This Agreement and the Shareholders Agreement constitute a valid and legally binding obligation of Parent and Purchaser, enforceable against each of them in accordance with their terms.

4.4

Noncontravention.   The execution, delivery and performance of this Agreement and the Shareholders Agreement by Parent and Purchaser, the consummation of the transactions contemplated hereby and thereby and the compliance with or fulfillment of the terms and provisions hereof and thereof or of any other agreement or instrument contemplated hereby, do not (a) conflict with or result in a material breach of any of the provisions of the Certificate of Incorporation or By-Laws of either Parent or Purchaser, (b) contravene, in any material respect, any Law or Order specifically applicable to Parent or Purchaser, or (c) subject to obtaining approvals required by the HSR Act, require Parent or Purchaser to obtain the approval, consent or authorization of any governmental authority or other third party which has not been obtained in writing prior to the date of this Agreement

4.5

Financing.   Parent and Purchaser have obtained and delivered to the Company true, complete and correct copies of financing commitment from The Resolute Fund, L.P. (with regard to equity financing) (the “Final Commitment Letter”), a copy of which is attached to Schedule 4.5 of the Parent Disclosure Letter.  The Final Commitment Letter is legal, valid, binding and enforceable against Parent and Purchaser, and to the Knowledge of Parent or Purchaser, against the other party(ies) thereto, and in full force and effect.  No party to the Final Commitment Letter is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default under, or permit the termination of, the Final Commitment Letters.  To the Knowledge of Parent or Purchaser, no party has repudiated any provision of the Final Commitment Letter.

4.6

Broker’s Fees.   Parent and Purchaser have no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated

24

by this Agreement, except for fees payable in connection with the financings described in connection with the financings described in the Final Commitment Letters and as may be payable by Purchaser or the Purchaser to The Jordan Company, L.P.

4.7

Offer Documents; Proxy Statement.   None of the information supplied by Parent, Purchaser, their respective officers, directors, representatives, agents or employees, for inclusion in the Proxy Statement, or in any amendments thereof or supplements thereto, will, on the date the Proxy Statement is first mailed to Shareholders or at the time of the Company Shareholders Meeting, contain any statement which, at such time and in light of the circumstances under which it will be made, will be false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become false or misleading.  Neither the Offer Documents nor any amendments thereof or supplements thereto will, at any time the Offer Documents or any such amendments or supplements are filed with the SEC or first published, sent or given to the Shareholders, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, Parent and Purchaser do not make any representation or warranty with respect to any Company SEC Information.

4.8

Litigation.   Neither Parent nor Purchaser is subject to any outstanding Order, nor a party, or to the Knowledge of Parent and Purchaser threatened to be made a party, to any Litigation that prevents, or seeks to prevent, the consummation of the transactions contemplated by this Agreement.

ARTICLE V.
COVENANTS

The parties hereto agree as follows with respect to the period between the execution of this Agreement and the earliest to occur of (a) the Offer Completion Date, and (b) the termination of this Agreement pursuant to Article VII:

5.1

General.   Each of the parties hereto shall use commercially reasonable efforts to, and shall take all action and do all things necessary, proper, or advisable in order to, consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Offer Conditions and the conditions described in Article VI below and taking all actions reasonably required to cause early termination of any applicable waiting period under the HSR Act).  As used in this Section 5.1 “commercially reasonable efforts” shall not require either party to dispose of any of its assets or to limit its freedom of action with respect to any of its businesses, or to consent to any disposition of its assets or limits on such party’s freedom of action with respect to any of its businesses, or to commit or agree to any of the foregoing.

5.2

Notices and Consents.

(a)

The Company will give notices to third parties, and will use commercially reasonable efforts to obtain any third party consents referred to in Section 5.2 of the Company

25

Disclosure Letter.  Each of the parties will give any notices to, make any filings with, and use commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies necessary to consummate the transactions contemplated by the Agreement.  Without limiting the generality of the foregoing, each of the parties will (i) file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, (ii) use commercially reasonable efforts to obtain an early termination of the applicable waiting period thereunder, and (iii) make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith.

(b)

In connection with and without limiting the foregoing, the Company and Purchaser will (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Offer, the Merger or any of the other transactions contemplated hereby, and (ii) if any state takeover statute or similar statute or regulation becomes applicable thereto, take all action necessary to ensure that the Offer and the Merger and such other transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation thereon.

5.3

The Company’s Operation of the Business.

(a)

Except for matters expressly permitted by this Agreement, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary and usual course of business and use its commercially reasonable efforts to preserve intact its current business organization, assets and properties and keep available the services of its officers and employees and maintain its relationships with customers, suppliers, vendors, licensors, licensees, distributors and agents and others having business dealings with them to the end that the Company’s and its Subsidiaries’ goodwill and ongoing businesses shall be unimpaired at the Offer Completion Date.  In addition, and without limiting the generality of the foregoing, except for matters expressly permitted by this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, do any of the following without the prior written consent of Purchaser:

(i)

(A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities or (D) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization of the Company or any of its Subsidiaries;

(ii)

authorize for issuance, issue, deliver, sell, pledge, grant or otherwise encumber (A) any shares of its capital stock, (B) any Voting Company Debt or other voting securities, (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, voting securities or convertible or

26

exchangeable securities or (D) any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units;

(iii)

amend its certificate of incorporation, by-laws or other similar charter or organizational documents;

(iv)

acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any Person or division thereof or (B) any assets outside the ordinary and usual course of business;

(v)

(A) increase the compensation of any employee or pay any bonuses, except for regularly scheduled increases and/or bonuses in the ordinary course of business and consistent with the Company’s past practices, or (B) establish, commit to establish or amend any Benefit Plan (including any Benefit Plan that may constitute a Material Contract) except as required by applicable Law;

(vi)

make any change in accounting methods, principles or practices affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP;

(vii)

sell, lease, transfer, license, sublicense or otherwise dispose of or permit to become subject to any Lien, other than a Permitted Lien, any properties or assets, tangible or intangible, except sales of inventory and disposal of obsolete or damaged equipment in the ordinary and usual course of business;

(viii)

(A) incur or assume any Indebtedness or guarantee any Indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well,” support or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary and usual course of business, or (B) make any loans, advances or capital contributions to, or investments in, any other Person, other than to or in the Company or any direct or indirect wholly owned Subsidiary of the Company or to customers of the Company or one of its Subsidiaries in the ordinary and usual course of business;

(ix)

make or agree to make any capital expenditure or expenditures that, individually or in the aggregate, exceed $100,000;

(x)

make, revoke or amend any Tax election, change any method of Tax accounting or Tax procedure or practice or settle or compromise any claim relating to Taxes if such action shall be binding on the Company, any of its Subsidiaries, or Purchaser after the Closing Date;

(xi)

waive or extend the statute of limitations in respect of any Taxes;

27

(xii)

(A) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), including in connection with the NP Aerospace Sale Agreement and the Bingham Purchase Agreement, other than the payment, discharge or satisfaction, in the ordinary and usual course of business or in accordance with their terms, of liabilities reflected or reserved against in the most recent consolidated financial statements of the Company included in the Company SEC Documents filed with the SEC prior to the date of this Agreement or incurred in the ordinary and usual course of business, or with the consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed, (B) cancel any material Indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value or (C) waive the material benefits of, or agree to modify in any material manner, any confidentiality, standstill or similar agreement to which the Company or any Company Subsidiary is a party;

(xiii)

(A) amend, in any material respect, any Material Contract or Contract providing for payments or otherwise involving amounts in excess of $100,000 or, except in the ordinary and usual course of business, enter into any Material Contract, (B) waive, release or assign any material right or claim, or (C) accelerate shipments to its customers or otherwise accelerate or defer the time of payment of consideration due from customers except in the usual or ordinary course of business;

(xiv)

amend or modify the terms under which the Company has offered or provided credit to any of its material customers;

(xv)

transfer or license to any Person or entity or otherwise extend, amend, allow to lapse or go abandoned, or modify any material Intellectual Property rights or  Intellectual Property rights other than implied licenses provided to customers for their specific end use;

(xvi)

close any facility or office; or

(xvii)

authorize any of, or commit or agree in writing to take any of, the foregoing actions.

(b)

The Company shall not, and shall not permit any of its Subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or (ii) any of the Offer Conditions or any condition to the Merger set forth in Article VI not being satisfied.

5.4

Advice of Changes.

(a)

The Company shall promptly advise Parent and Purchaser orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a Material Adverse Effect.

(b)

After the date hereof, the Company shall have the continuing obligation promptly to inform Parent and Purchaser in writing of, and shall use its commercially reasonable efforts to prevent, or promptly remedy (i) any matter hereafter arising or discovered which would have

28

been required to be set forth or described in the Company Disclosure Letter or would have been required to be taken as an exception to any representation or warranty of the Company in order for the representations and warranties of the Company to be true and correct at and as of the times such representations and warranties are required to be true and correct in accordance with this Agreement, or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such information supplied to Parent shall be deemed to amend or supplement the Company Disclosure Letter or to correct or cure any breach of or inaccuracy in any representations, warranties, covenants, agreements or conditions of the Company made under this Agreement.

5.5

No Solicitation.

(a)

The Company will, and will cause its Affiliates and its and their respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants and other representatives and agents to, immediately cease any existing discussions or negotiations, if any, with any parties (other than Purchaser and Parent) with respect to any Company Takeover Proposal.  The Company shall not, and it shall ensure that its Affiliates and its or their respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants and other representatives or agents do not, directly or indirectly (i) solicit, initiate or encourage, or take any other action designed or reasonably likely to facilitate, any inquiries with respect to, or the making of any proposal which constitutes or reasonably may give rise to, any Company Takeover Proposal, (ii) provide any information with respect to the Company to any Person, other than Purchaser, relating to a possible Company Takeover Proposal by any Person, (iii) enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement constituting or related to, or reasonably likely to lead to, any Company Takeover Proposal (each, a “Company Acquisition Agreement”), (iv) participate in any discussions or negotiations (whether initiated by the Company or not) regarding any Company Takeover Proposal, or (v) make or authorize any statement, recommendation or solicitation in support of any possible Company Takeover Proposal; provided, however, that if, at any time prior to the date on which Purchaser purchases Shares pursuant to the Offer (the “Offer Completion Date”), (1) the Company has received an unsolicited Company Takeover Proposal that did not result from a breach of this Section 5.5(a), and (2) the Company Board determines in good faith, based upon and in conformity with the written opinion of its independent financial advisors and independent outside legal counsel, that (A) such Company Takeover Proposal constitutes a Superior Proposal, and (B) failure to do so would result in a breach of its fiduciary duties to the Shareholders under Delaware Law, then the Company may, in response to such Superior Proposal, (x) furnish information with respect to the Company and each of its Subsidiaries to the Person making such Company Takeover Proposal pursuant to a customary confidentiality agreement not more favorable to the recipient of such information than the Confidentiality Agreement (it being understood that such confidentiality agreement shall not prohibit disclosure to Purchaser of any of the information and materials required to be disclosed or provided to Purchaser pursuant to Section 5.5(c)), and (y) participate in negotiations with such Person regarding such Superior Proposal to the extent required by the fiduciary duties of the Company Board regarding such Company Takeover Proposal under Delaware Law.  Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 5.5(a) by any director, officer or employee of the Company or the Company’s Subsidiaries or any

29

investment banker, financial advisor, attorney, accountant or other representative of the Company or the Company’s Subsidiaries shall be deemed to be a breach of this Section by the Company.

(b)

Except as expressly permitted by this Section 5.5(b), neither the Company Board nor any committee thereof may (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or Purchaser, the approval or recommendation by the Company Board or such committee of the Offer, the Merger or this Agreement, (ii) approve or recommend, propose publicly to approve or recommend, or otherwise permit or cause the Company to accept or enter into any Company Takeover Proposal or Company Acquisition Agreement, (iii) release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which the Company is a party, or (iv) agree or resolve to take actions set forth in clauses (i) through (iii) of this sentence.  Notwithstanding the foregoing, in the event that the Company Board determines in good faith that (1) the Company has received an unsolicited Superior Proposal that did not result from a breach of Section 5.5(a), and (2) based upon and in conformity with the written opinion of its independent outside legal counsel, failure to do so would result in a breach of its fiduciary duties to the Shareholders under Delaware Law, the Company Board may withdraw or modify its approval or recommendation of the Offer, the Merger or this Agreement, approve or recommend such Superior Proposal, or terminate this Agreement pursuant to Section 7.3(c); provided, however, that the Company may not exercise its right to terminate this Agreement pursuant to this Section 5.5 or Section 7.3(c) until after the fifth (5th) Business Day following Purchaser’s receipt of written notice from the Company advising Purchaser that the Company Board intends to take such action and specifying the reasons therefor, including, without limitation, the information and materials to be provided pursuant to Section 5.5(c) relating to the Superior Proposal that is the basis of the Company Board’s proposed action.  Any material amendment to the terms of any Superior Proposal shall require a new notice to Purchaser and a new five (5) Business Day period.  The Company Board shall take into account any material changes to the terms of this Agreement proposed by Purchaser in response to any such notice in determining whether to terminate this Agreement and shall negotiate in good faith with Purchaser during the period prior to any such termination.

(c)

In addition to the obligations of the Company set forth in Sections 5.5(a) and 5.5(b), the Company will (i) promptly, and in any event within two (2) Business Days, advise Purchaser orally and in writing of any request for information or of any Company Takeover Proposal, the financial and other material terms and conditions of such request or Company Takeover Proposal and the identity of the Person making such request or Company Takeover Proposal, (ii) keep Purchaser reasonably informed of the status and details (including amendments or proposed amendments) of any and all such requests or Company Takeover Proposals, and (iii) provide to Purchaser as soon as practicable after receipt or delivery thereof (and in any event within two (2) Business Days) copies of all material correspondence and other written material sent or provided to the Company from any third party in connection with any Company Takeover Proposal or inquiry or sent or provided by the Company to any third party in connection with any Company Takeover Proposal or inquiry.

(d)

Nothing contained in this Section 5.5 will prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act; provided, however, that neither the Company nor the Company Board nor any

30

committee thereof may, except as expressly permitted by this Section 5.5, withdraw or modify, or propose publicly to withdraw or modify, its position with respect to the Offer, this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a Company Takeover Proposal.

(e)

Nothing contained in this Section 5.5 shall permit the Company to enter into any Company Acquisition Agreement or other agreement with respect to Company Takeover Proposal during the term of this Agreement, it being agreed that, during the term of this Agreement, the Company shall not enter into any agreement with any Person that provides for, or in any way facilitates, a Company Takeover Proposal, other than a confidentiality agreement containing terms no more favorable to the Person making the Company Takeover Proposal than those applicable to Purchaser under the Confidentiality Agreement.

5.6

Publicity.   The initial press release relating to this Agreement will be a joint press release and thereafter the Company and Parent will, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any governmental authority or with any national securities exchange with respect thereto.

5.7

Proxy Statement; Shareholders Meeting.   If required by the Company’s certificate of incorporation or applicable law in order to consummate the Merger, the Company Board shall, in accordance with applicable law and upon Parent’s written request, duly call, give notice of, convene, and hold a special meeting of its shareholders as soon as practicable following request thereof for the purposes of considering and taking action upon this Agreement.  If required by applicable Law, Parent and the Company will cooperate and promptly prepare and Purchaser will file with the SEC as soon as practicable after the Offer Completion Date the Proxy Statement, and promptly thereafter will mail the Proxy Statement to the Shareholders.  Any Proxy Statement will contain the recommendation of the Company Board that the Shareholders approve and adopt this Agreement and approve the Merger and the other transactions contemplated hereby.  The Company agrees not to mail the Proxy Statement to the Shareholders until Parent confirms that the information provided by Parent and Purchaser continues to be accurate.  If at any time prior to the Company Shareholders Meeting any event or circumstance relating to the Company or any of its Subsidiaries or Affiliates, or its or their respective officers or directors, should be discovered by the Company that is required to be set forth in a supplement to any Proxy Statement, the Company will promptly inform Purchaser to supplement such Proxy Statement and mail such supplement to the Shareholders.  Notwithstanding the foregoing, if Purchaser or any other Subsidiary of Parent shall acquire at least 90% of the outstanding shares of Company Common Stock, the parties shall, at the request of Parent, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Offer without a stockholders meeting in accordance with Section 253 of the DGCL.

5.8

Shareholders Agreement.   The Company will cause the shareholders listed in Section 5.8 to the Company Disclosure Letter to enter into the Shareholders Agreement as of the

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date hereof and to comply with the Shareholders Agreement to the extent consistent with and necessary to avoid a potential termination under Section 7.4(e) .

5.9

Potential Litigation.   The Company shall promptly provide to Parent and Purchaser written notice and copies of all pleadings and correspondence in connection with any claim, suit, action, investigation or other proceeding before or by a Governmental Entity against the Company or its directors relating to the transactions contemplated by this Agreement or by the Offer.  The Company shall give Parent and Purchaser the opportunity to participate fully in the conduct of the defense or the settlement (but not direct) of any litigation against the Company and its directors relating to any of the transactions contemplated by this Agreement.  No settlement of any such litigation shall be agreed to without Parent’s and Purchaser’s prior written consents, which consents shall not be unreasonably withheld, conditioned or delayed.

5.10

Company Transaction Fees and Costs.   The Company shall use good faith, commercially reasonably efforts to cause the Company Transaction Fees and Costs not to exceed the amounts reflected in the Company Transaction Fees and Costs Estimate through the Effective Time.

5.11

Assistance with Financing.   The Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to cooperate with Purchaser and Parent (and use commercially reasonable efforts to cause the independent accounting firm retained by the Company to cooperate with Purchaser and Parent) in connection with the financing undertaken by Purchaser as contemplated in Section 4.5, including any debt financing and also including facilitating customary due diligence, arranging for senior officers of the Company to meet with prospective lenders, and in connection with the preparation of written offering materials used to complete such financings, to the extent information contained therein relates to the Company or its Subsidiaries.  Notwithstanding the foregoing, the Company shall not be required to pay any commitment or similar fees.

5.12

Delivery of Monthly Financial Statements.   Between the date hereof and the Offer Completion Date, the Company shall deliver to Purchaser financial statements of the Company for the end of each fiscal month, consisting of a balance sheet as of the end of such month and statements of operations and cash flow for that month and for the portion of the year then ended (the “Monthly Financial Statements”) within twenty (20) days after the end of such fiscal month.  The Monthly Financial Statements shall be prepared consistent with the Company’s internal accounting standards and procedures and consistent with the standards and procedures used in preparation of the financial statements included or incorporated by reference into the Company Reports.

5.13

Conveyance Taxes.   The Company, Parent and Purchaser will reasonably cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Offer Completion Date and each party will pay any such tax or fee which becomes payable by it on or before the Offer Completion Date.

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5.14

Inspection of Records.

(a)

The Company will (i) allow all designated officers, attorneys, accountants and other representatives of Purchaser reasonable access at all reasonable times to the offices, records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of the Company and its Subsidiaries, and (ii) furnish to Purchaser and its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request.

(b)

Subject to the requirements of applicable Law, and except for such actions as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer and the Merger, the parties will, and will instruct each of their respective Affiliates, associates, partners, employees, agents and advisors to, hold in confidence all such information as is confidential or proprietary, will use such information only in connection with the Offer and the Merger and, if this Agreement is terminated in accordance with its terms, will deliver promptly to the other (or destroy and certify to the other the destruction of) all copies of such information (and any copies, compilations or extracts thereof or based thereon) then in their possession or under their control.

ARTICLE VI.
CONDITIONS PRECEDENT

6.1

Conditions to Each Party’s Obligation to Effect the Merger.   The respective obligations of each party to effect the Merger will be subject to the fulfillment on or prior to the Closing Date of the following conditions:

(a)

Purchaser shall have made, or caused to be made, the Offer and shall have purchased, or caused to be purchased, Shares pursuant to the Offer in accordance with the terms of this Agreement; provided that this condition shall be deemed to have been satisfied with respect to the obligation of Purchaser to effect the Merger if Purchaser fails to accept for payment or pay for Shares pursuant to the Offer in violation of the terms of the Offer or of this Agreement;

(b)

This Agreement and the transactions contemplated hereby shall have been approved in the manner required by applicable Law by the holders of the issued and outstanding shares of capital stock of the Company; and

(c)

No Order or Law enacted, entered, promulgated, enforced or issued by any court of competent jurisdiction or other governmental authority or other legal restraint or prohibition (collectively, “Restraints”) preventing the consummation of the Merger shall be in effect.

ARTICLE VII.
TERMINATION

7.1

Termination by Mutual Consent.   This Agreement (and, if prior to the Offer Completion Date, the Offer) may be terminated at any time, whether or not Company Shareholder Approval has been obtained, by the mutual written consent of Purchaser and the Company.

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7.2

Termination by Either Purchaser or Company.   This Agreement may be terminated by Purchaser or the Company by action of the Board of Directors of either Purchaser or the Company, whether or not Company Shareholder Approval has been obtained, if (a) the Offer shall not have been consummated by March 1, 2007 (the “Outside Date”); provided, however, that no party may terminate this Agreement pursuant to this Section 7.2(a) if such party’s failure to fulfill any of its obligations under this Agreement shall have been the reason that the Offer Completion Date shall not have occurred on or before said date, (b) any governmental authority shall have issued a Restraint or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Offer, the Merger or any of the other transactions contemplated by this Agreement and such Restraint or other action shall have become final and nonappealable, or (c) the Offer expires or is terminated or withdrawn pursuant to its terms without any Shares being purchased thereunder by Purchaser as a result of the failure of any of the Offer Conditions to be satisfied prior to the Expiration Date or any extension thereof.

7.3

Termination by Company.   This Agreement may be terminated at any time prior to the Offer Completion Date, whether or not Company Shareholder Approval has been obtained, by action of the Company Board, if (a) there has been a material breach by Parent or Purchaser of any representation or warranty contained in this Agreement which is not curable or, if curable, is not cured within fifteen (15) days after written notice of such breach is given by the Company to Purchaser, (b) there has been a material breach of any of the covenants set forth in this Agreement on the part of Parent or Purchaser, which breach is not curable or, if curable, is not cured within fifteen (15) calendar days after written notice of such breach is given by the Company to Purchaser, or (c) if the Company Board has exercised its rights pursuant to Section 5.5(b) to withdraw or modify its approval or recommendation of the Offer, the Merger or this Agreement, or to otherwise approve or recommend a Superior Proposal, all in accordance with Section 5.5(b).

7.4

Termination by Purchaser.   This Agreement may be terminated at any time prior to the Offer Completion Date by Purchaser, if (a) there has been a breach by the Company of any representation or warranty contained in this Agreement which is not curable or, if curable, is not cured within fifteen (15) calendar days after written notice of such breach is given by Purchaser to the Company, but in either event, only if such breach or breaches, in the aggregate, could be reasonably expected to have a Material Adverse Effect, (b) there has been a material breach of any of the covenants set forth in this Agreement on the part of the Company, which breach is not curable or, if curable, is not cured within fifteen (15) calendar days after written notice of such breach is given by Purchaser to the Company, (c) the Company Board or any committee thereof shall have (i) failed to recommend to the Shareholders that they accept the Offer or give the Company Shareholder Approval in accordance with this Agreement, (ii) withdrawn or modified or proposed publicly to withdraw or modify in a manner adverse to Purchaser its approval or recommendation of this Agreement, the Offer or the Merger or failed to reconfirm publicly and unconditionally its approval or recommendation within three (3) Business Days after a written request to do so, which public reconfirmation must also include an unconditional rejection of any then pending Company Takeover Proposal, (iii) approved or

34

recommended, or proposed publicly to approve or recommend, a Company Takeover Proposal to the Shareholders, (iv) caused the Company to take any action referred to in Section 5.5 that would have constituted a breach thereof but for the exceptions thereunder, including without limitation authorizing the Company to enter into a Company Acquisition Agreement, (v) approved the breach of the Company’s obligation under Section 5.5, or (vi) resolved to take any of the foregoing actions, (d) the Company enters into any Company Acquisition Agreement, (e) there has been a material breach by any Shareholder holding at least one percent (1%) of all Shares that is a party to the Shareholders Agreement of any representation or warranty or covenant contained in the Shareholders Agreement which is not curable or, if curable, is not cured within five (5) calendar days after written notice of such breach is given by Purchaser to the Company and such Shareholder , or (f) the Fairness Opinion shall have been withdrawn, limited or otherwise modified in any respect .

7.5

Effect of Termination and Abandonment; Termination Fee.

(a)

In the event of termination of this Agreement pursuant to this Article VII, all obligations of the parties hereto will terminate, except the obligations of the parties pursuant to this Section 7.5, the last sentence of Section 1.3, Sections 8.1, 8.2, 8.4, 8.6, 8.12, 8.13, 8.14, and 8.15. Notwithstanding the foregoing or any other provision of this Agreement, in the event of termination of this Agreement, nothing herein will prejudice the ability of the non-breaching party to seek damages from any other party for any prior deliberate or willful breach of this Agreement, including without limitation reasonable attorneys’ fees and the right to pursue any remedy at law or in equity with respect thereto; provided that the sole and exclusive remedy of Parent and Purchaser in the event of a termination of this Agreement whereby a Termination Fee or Expenses are paid or owed, shall be the payment of such amounts.  Notwithstanding anything to the contrary herein, Parent and Purchaser acknowledge and agree that (i) any payment of a Termination Fee and/or the Expenses shall be as liquidated damages, and not a penalty, and (ii) such amounts are reasonable in light of the circumstances.

(b)

The Company will pay to Parent, as liquidated damages, an amount equal to Parent’s documented Expenses; provided, however, that in no event shall the aggregate amount paid to Parent for Expenses under this Agreement exceed $1,000,000, and an amount (the “Termination Fee”) equal to the greater of (A) three percent (3%) of the total enterprise value for the Company and its Subsidiaries in respect of all the Shares implied by the aggregate consideration payable by Purchaser under this Agreement, or (B) three percent (3%) of the total enterprise value for the Company and its Subsidiaries in respect of all of its Shares implied by the aggregate consideration paid or payable by the third party acquiror or acquirors pursuant to any Company Acquisition Agreement, if the Company terminates this Agreement pursuant to Section 7.3(c), or Parent terminates this Agreement pursuant to Sections 7.4.

(c)

If owing pursuant to Section 7.5(b), the Company will pay the Expenses and Termination Fee to Purchaser within five (5) Business Days of the date of the termination of this Agreement giving rise to such payment obligation.  Upon failure to timely pay any such amount, interest shall accrue on such unpaid amount at a variable rate of interest equal to the prime rate (as reported in the Wall Street Journal “Money Rates” section) plus five percent (5%) per annum.

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ARTICLE VIII.
GENERAL PROVISIONS

8.1

Nonsurvival of Representations and Warranties.   All representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement will terminate upon the earliest to occur of (a) the Offer Completion Date, and (b) the termination of this Agreement pursuant to Article VII.

8.2

Notices.   All notices, requests, consents and other communications hereunder (each, a “Notice”) shall be in writing and shall be deemed to have been given (a) if mailed, two (2) business days after such Notice is sent, when sent via first class United States registered mail, return receipt requested, postage prepaid to the address listed below for the party to whom the Notice is being sent (the “Notice Party”), (b) if hand delivered or delivered by courier, upon actual delivery of such Notice to the Notice Party at the address listed below for such Notice Party, or (c) if sent by facsimile, on the first business day after the date of the sender’s receipt of a confirmed transmission of such Notice to the Notice Party at the facsimile number, if any, listed below for such Notice Party provided the party giving such Notice mails a copy of such Notice within two (2) business days after the transmission of such Notice by facsimile to the Notice Party.  The addresses and facsimile numbers for each party to this Agreement, as of the date hereof, are:

If to Parent or Purchaser:

Reinhold Holdings, Inc.
c/o The Jordan Company, L.P.
767 Fifth Avenue, 48th Floor
New York, NY  10153
Attention: Jonathan F. Boucher
Fax No.: 212-572-0817

With copies to:

Mayer Brown Rowe & Maw LLP
1675 Broadway
New York, New York  10019
Attention:  James B. Carlson
Fax No.: 212-849-5515

If to the Company:

Reinhold Industries, Inc.
12827 East Imperial Highway
Santa Fe Springs, California  04084
Attn:  Michael T. Furry
Fax No.: 592-944-7238

With copies to:

Sommer Barnard PC
One Indiana Square, Suite 3500
Indianapolis, Indiana  46204
Attn:  Robert J. Hicks, Esq.
Fax No.:  317-713-3699

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or to such other address as any party will specify by written notice so given, and such notice will be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

8.3

Assignment; Binding Effect.   Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns, provided that Purchaser and Parent may grant security interests with regard to their rights and interests hereunder.  Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Section 8.14, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

8.4

Entire Agreement.   This Agreement, Annex A, Exhibit A, the Company Disclosure Letter, the Purchaser Disclosure Letter, the Shareholders Agreement and any documents delivered by the parties in connection herewith, together with the Confidentiality Agreement, effective as of April 27, 2006, between Parent and the Company (the “Confidentiality Agreement”) which will survive the execution and delivery of this Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement will be binding upon any party hereto unless made in writing and signed by all parties hereto. Notwithstanding the foregoing, the Confidentiality Agreement is hereby amended so as to permit Parent, Purchaser or any of its respective Affiliates or Representatives (as defined therein) to (a) effect any transaction permitted or contemplated by this Agreement and (b) take any action otherwise prohibited by the Confidentiality Agreement (i) in the event that another Person publicly announces a Company Takeover Proposal and (ii) after the Offer Completion Date.  Except as provided in the preceding sentence, no provision of this Agreement, including without limitation Sections 1.3 and 5.5(b), will be deemed to limit the parties’ obligations under the Confidentiality Agreement.

8.5

Amendment.   This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the Shareholders but after any such Shareholder approval, no amendment will be made which by Law requires the further approval of the Shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.6

Governing Law.   This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.

8.7

Enforcement; Venue; Waiver of Jury Trial.   The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this

37

Agreement and to enforce specifically the terms and provisions of this Agreement in the courts of the State of Delaware and of the United States located in Wilmington, Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of courts of the State of Delaware and of the United States located in Wilmington, Delaware in the event any dispute arises out of this Agreement or any other Transaction Agreement or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any transaction contemplated in this Agreement in any court other than the courts of the State of Delaware and of the United States located in Wilmington, Delaware, and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any transaction contemplated hereunder.

8.8

Counterparts.   This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

8.9

Headings.   Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and will be given no substantive or interpretive effect whatsoever.

8.10

Waivers.   Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.  The waiver by any party hereto of a breach of any provision hereunder will not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.  Subject to Section 1.4(b), at any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

8.11

Incorporation of Annex A.   Annex A attached hereto is hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

8.12

Severability.   Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

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8.13

Enforcement of Agreement.   The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

8.14

Expenses.   Except as set forth in Section 7.5, all fees and expenses incurred in connection with the Offer, the Merger, this Agreement and the transactions contemplated thereby will be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Parent and the Company will bear and pay one-half of the costs and expenses incurred in connection with the filings of the premerger notification and report forms under the HSR Act (including filing fees).

8.15

Insurance; Indemnity.

(a)

All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time existing in favor of the current or former directors or officers of the Company or each of its Subsidiaries as provided in their respective certificates of incorporation or bylaws (or comparable organizational documents) will be assumed by the Surviving Corporation and the Surviving Corporation will be directly responsible for such indemnification, without further action, as of the Effective Time and will continue in full force and effect in accordance with their respective terms.  In addition, from and after the Effective Time, directors and officers of the Company who become or remain directors or officers of the Surviving Corporation will be entitled to the same indemnity rights and protections (including those provided by directors’ and officers’ liability insurance) of the Surviving Corporation.  Notwithstanding any other provision hereof, the provisions of this Section 8.15 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

(b)

The Surviving Corporation will maintain in effect for not less than six (6) years after the Effective Time policies of directors’ and officers’ liability insurance equivalent in all material respects to those maintained by or on behalf of the Company and its Subsidiaries on the date hereof (and having at least the same coverage and containing terms and conditions which are no less advantageous to the Persons currently covered by such policies as insured) with respect to matters existing or occurring at or prior to the Effective Time, provided, that the Surviving Corporation will not be required to pay premiums and other amounts for such insurance that exceed the amounts ascribed thereto in Section 3.15 to the Company Disclosure Letter.

8.16

Employee Benefits Matters.

(a)

The Surviving Corporation, for the period commencing at the Effective Time and ending on June 30, 2007, will provide employee benefits to the employees of the Surviving Corporation (other than employees covered by a collective bargaining agreement) that are not materially less favorable in the aggregate than those provided pursuant to the Benefit Plans,

39

(other than those related to the equity securities of the Company) in effect on the date hereof; provided, however, that nothing herein will: (i) prevent the amendment or termination of any specific Benefit Plan, (except that the Company’s severance plan/policy will not be amended to reduce the benefits thereunder with respect to terminations of employees occurring on or before June 30, 2007), (ii) require that the Surviving Corporation provide or permit investment in the equity securities of Purchaser or any of its Affiliates, the Company or the Surviving Corporation or (iii) interfere with the Surviving Corporation’s right or obligation to make such changes as are necessary to comply with applicable Law.

(b)

Employees of the Surviving Corporation will be given credit for purposes of vesting and eligibility (but not benefit accrual, other than for vacation, sick or other paid time off) for all service with the Company, to the same extent such service was credited for such purpose as of the Offer Completion Date by the Company, under each corresponding employee benefit plan, program, or arrangement of Purchaser in which such employees are eligible to participate.  If employees of the Surviving Corporation and its Subsidiaries become eligible to participate in a medical, dental, drug or vision plan of Purchaser or its Subsidiaries during the calendar year in which the Offer Completion Date occurs, Purchaser will cause such plans to honor any deductible and out of pocket expenses incurred by the employees and their beneficiaries during the calendar year of the Offer Completion Date prior to such participation, subject to any required consent of an insurer with respect to such arrangements.  Notwithstanding the foregoing, in no event will the employees be entitled to any credit for service, deductibles or out of pocket expenses to the extent that it would result in a duplication of benefits.

(c)

Nothing in this Section 8.16 will require the continued employment of any person, create any third party beneficiaries or amend or modify any plan, policy or agreement.

8.17

Definitions.   All initially-capitalized terms used in this Agreement shall have the meanings given to such terms in this Section 8.17 below:

“Acquisition” has the meaning given such term in Recital A.

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Agreement” has the meaning given such term in the Preamble.

“Asbestos Claim” means any accusation, allegation, demand, Liability or order from any Person against the Company related to Losses actually or allegedly caused by exposure to asbestos or asbestos containing materials or by the remediation or abatement of asbestos or asbestos containing materials prior to Closing Date or contained in products manufactured prior to Closing Date.

“Benefit Plans” means any and all profit sharing plans, bonus plans, deferred compensation plans or arrangements, retention plans or arrangements, non-statutory unemployment compensation plans, vacation pay arrangements, change in control arrangements, severance pay arrangements, fringe benefit plans or arrangements, employment or consulting

40

agreements, incentive compensation plans, stock ownership plans, stock purchase plans, stock option plans, stock appreciation plans, employee benefit plans, retirement plans, welfare plans, employee insurance plans, severance or termination plans, disability plans, health care plans, death benefit plans which, in any case, is sponsored, maintained or contributed to by the Company or with respect to which the Company may reasonably be expected to have any liability or contingent liability, including, but not limited to, each Pension Plan, Employee Benefit Plan and Multiemployer Plan.

“Bingham Purchase Agreement” has the meaning given such term in Section 3.8.

“Board Percentage” has the meaning given such term in Section 1.4(a).

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, New York.

“Cash” means, as of any date, the consolidated cash and cash equivalents of the Company and its Subsidiaries.

“Certificates” has the meaning given such term in Section 2.7(b).

“Closing” has the meaning given such term in Section 2.2.

“Closing Date” has the meaning given such term in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning given such term in the Preamble.

“Company Acquisition Agreement” has the meaning given such term in Section 5.5(a).

“Company Board” has the meaning given such term in Recital C.

“Company Disclosure Letter” has the meaning given such term in Article III.

“Company Financial Advisor” has the meaning given such term in Section 1.3(a).

“Company Reports” has the meaning given such term in Section 3.6(a).

“Company SEC Information” has the meaning given such term in Section 1.2(a).

“Company Shareholder Approval” has the meaning given such term in Section 3.18.

“Company Shareholders Meeting” has the meaning given such term in Section 3.19.

“Company Takeover Proposal” means any written proposal or offer from any Person relating to any direct or indirect acquisition or purchase of 20% or more of the assets of the Company and its Subsidiaries or 20% or more of the equity securities of the Company or any of its Subsidiaries, whether by tender offer or exchange offer, merger, consolidation, business combination, recapitalization, asset purchase, or similar transaction involving the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement, or any other transaction that is intended or could prevent the completion of the transactions contemplated hereby.

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“Company Transaction Fees and Costs” means all fees, expenses and costs borne, paid or payable by the Company in connection with the transactions contemplated by this Agreement and the consummation thereof, including in respect of (a) all brokers, legal, financial accounting and other advisors and representatives, (b) the preparation, revision, filing, printing and mailing of the Proxy Statement, the Schedule TO and the other Offer Documents (including SEC filing fees), (c) the filings of the premerger notification and report forms under the HSR Act (including filing fees) and (d) the accrued dividends in respect of the Deferred Shares.

“Company Transaction Fees and Costs Estimate” has the meaning given such term in Section 3.15.

“Confidentiality Agreement” has the meaning given such term in Section 8.4.

“Continuing Directors” means at any time (i) those directors of the Company who are directors on the date hereof and who voted to approve this Agreement and (ii) such additional directors of the Company who are not affiliated with Purchaser or any of its affiliates and who are designated as “Continuing Directors” for purposes of this Agreement by a majority of the Continuing Directors in office at the time of such designation.

“Contract” means any contract, lease, Permit, indenture, note, bond, mortgage, agreement, concession, franchise, instrument, undertaking, commitment, understanding or other arrangement (whether written or oral).

“DGCL” has the meaning given such term in Recital C.

"Deferred Share" means each "Unit" earned by a member of the Company Board that is convertible into one Share under the Company's Directors Deferred Stock Plan.

“Dissenting Shareholder” has the meaning given such term in Section 2.6(d).

“Effective Time” has the meaning given such term in Section 2.3.

“Employee Benefit Plan” means an employee benefit plan within the meaning of section 3(3) of ERISA.

“Environmental Laws” means any applicable foreign, federal, state or local Law or Order relating to the protection of the human health or the environment including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any Hazardous Material.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any member of a controlled group of corporations under Section 414(b) of the Code of which the Company is a member, and any trade or business (whether or not incorporated) under common control with the Company under Section 414(c) of the Code, and all other entities which together with the Company are treated as a single employer under Section 414(m) or 414(o) of the Code.

“Exchange Act” has the meaning given such term in Section 1.1(a).

“Exchange Agent” has the meaning given such term in Section 2.7(a).

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“Executive Order” means Executive Order 13224, dated September 23, 2001, of the President of the United States.

“Expenses” means all reasonable out-of-pocket fees, costs and other expenses incurred by Parent or Purchaser or any of their Affiliates or incurred on their behalf in connection with this Agreement or any of the transactions contemplated hereby, including but not limited to in connection with the negotiation, preparation, execution and performance of this Agreement, the structuring and financing of the Offer, the Merger and the other transactions contemplated hereby.

“Expiration Date” has the meaning given such term in Section 1.1(b).

“Facility” means each and every real property or facility formerly owned, occupied, leased or operated by the Company or any Subsidiary within the past five (5) years.

“ Fairness Opinion ” has the meaning set forth in Section 3.16 .

“Final Commitment Letter” has the meaning set forth in Section 4.5.

“First Offer Period” has the meaning given such term in Section 1.1(a).

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Government Lists” means (i) the Specially Designated Nationals and Blocked Persons List maintained by the Department of the Treasury, Office of Foreign Assets Control, 31 C.F.R. Chapter V, Annex A; (ii) the Denied Persons List and the Entity List maintained by the Department of Commerce, Bureau of Industry and Security; (iii) the Debarred Parties List maintained by the Department of State, Directorate of Defense Trade Controls; and (iv) any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515.

“Hazardous Activity” means the generation, handling, importing, management, manufacturing, processing, production, refinement, release, storage, transfer, transportation, treatment or use of Hazardous Material in, on, under, about or from the Leased Real Estate.

“Hazardous Materials” means any substance, material or waste, including special waste, that is characterized, classified or designated under any Environmental Law as hazardous, toxic, pollutant, contaminant, radioactive or words of similar meaning or effect, including, without limitation, petroleum and its by-products, lead based paint, asbestos and polychlorinated biphenyls.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and the regulations and rules issued pursuant thereto or any successor law.

“Indebtedness” means (i) all obligations for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations under conditional sale or other title retention agreements relating to purchased property, (iv) all obligations issued or assumed as the deferred purchase price of property or services (excluding obligations to creditors for raw materials, inventory, services and supplies incurred in the ordinary and usual course of business), (v) all capitalized

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lease obligations, (vi) all obligations of others secured by a Lien, other than Permitted Liens under clauses (i), (ii) or (iii) of the definition thereof, on property or assets of the Company or one of its Subsidiaries, (vii) all obligations under interest rate or currency hedging transactions (valued at the termination value thereof), (viii) all letters of credit and (ix) all guarantees and arrangements having the economic effect of a guarantee of any indebtedness of any other Person (other than a Subsidiary of the Company).

“IRS” means the Internal Revenue Service.

“Knowledge of the Company” means the actual knowledge of any individual who is a member of Michael T. Furry and Brett D. Meinsen, after due and reasonable inquiry; and “Knowledge of Parent or Purchaser” means the actual knowledge of any of Parent’s or Purchaser’s, as the case may be, executive officers, after due and reasonable inquiry.

“Intellectual Property” means all of the Company’s (i) copyrights in published works (whether United States or foreign), (ii) legal names, assumed fictional business names, trade names, trademarks, service marks and applications (whether United States or foreign), and (iii) patents, patent applications and inventions, processes and discoveries that may be patentable (whether United States or foreign).

“Labor and Employment Laws” means all Laws relating to employment practices, terms and conditions of employment, equal opportunity, nondiscrimination, immigration, wages, hours, benefits and collective bargaining, the payment of social security and similar taxes, unemployment compensation, workers compensation and occupational safety and health.

“Law” means any applicable federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other legally binding requirement.

“Leased Real Estate” has the meaning given such term in Section 3.8.

“Liability” means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

“Liens” has the meaning given such term in Section 3.5(b).

“Litigation” means any legal action, suit or proceeding pending in or before any court or arbitrator.

“Losses” means any and all losses, claims, expenses, damages, judgments, settlements, debts, penalties, fines, obligations, interest (including prejudgment interest), costs and expense (including court costs and reasonable attorneys’ fees and expenses and costs of investigation).

“Material Adverse Effect” means any material and adverse effect on the business, operations, assets, prospects or financial condition of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining if there has been, a Material Adverse Effect: any adverse change, event, development or effect arising from or relating to (A) the

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transactions contemplated by this Agreement, (B) changes in general business or economic conditions, (C) changes in national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war or the occurrence of any military or terrorist attack upon the United States or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (D) changes in the financial, banking or securities markets (including the disruption thereof and any decline in the price of any security or market index), or (E) any natural disaster.

“Material Contract” has the meaning set forth in Section 3.25(a).

“Merger” has the meaning given such term in Recital C.

“Merger Consideration” has the meaning given such term in Section 2.7(b).

“Minimum Condition” has the meaning given such term in Annex A.

“Monthly Financial Statements” has the meaning given such term in Section 5.10.

“Multiemployer Plan” means a plan as defined in ERISA Section 4001(a)(3) to which the Company is making or accruing an obligation to make contributions or has ever made or accrued an obligation to make contributions or with respect to which the Company may reasonably be expected to have any Liability.

“Notice” has the meaning given such term in Section 8.2.

“Notice Party” has the meaning given such term in Section 8.2.

“NP Aerospace Sale Agreement”  has the meaning given such term in Section 3.8.

“OFAC Laws and Regulations” means any lists, laws, rules, executive orders, administrative orders, sanctions and regulations administered by OFAC, including without limitation the regulations set forth in 31 C.F.R. Chapter V.

“Offer” has the meaning given such term in Recital B.

“Offer Completion Date” has the meaning given such term in Section 5.5(a).

“Offer Conditions” has the meaning given such term in Section 1.1(b).

“Offer Documents” has the meaning given such term in Section 1.2(a).

“Offer Period” has the meaning given such term in Section 1.1(a).

“On a Fully Diluted Basis” means, as of any date, the number of Shares outstanding, together with the number of Shares the Company is then required to issue pursuant to obligations outstanding at that date under employee stock option or other benefit plans or otherwise).

“Order” means any injunction, judgment, order, decree, ruling or charge issued by any governmental entity or authority or any court or arbitrator.

“Outside Date” has the meaning given such term in Section 7.2.

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“Parent” has the meaning give such term in the Preamble.

“Pension Plan” means an employee pension benefit plan, as defined in ERISA Section 3(2), other than a Multiemployer Plan, which is covered by Title IV of ERISA and which either (i) is maintained by the Company, or (ii) has at any time been maintained by the Company or with respect to which the Company may reasonably be expected to have any Liability, other than any Pension Plan transferred in connection with the transactions contemplated by the Bingham Purchase Agreement (such transferred Pension Plans, the "Bingham Pension Plans").

“Per Share Amount” means $12.50 per Share, or such greater amount per Share ultimately paid by the Purchaser pursuant to the Offer.

“Permit” means any approvals, authorizations, consents, licenses, permits or certificates obtained from a governmental body or authority.

“Permitted Liens” means (i) statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen incurred in the ordinary and usual course of business for amounts not yet overdue or being contested in good faith, (ii) Liens for Taxes not yet due and payable or being contested in good faith in appropriate proceedings during which collection or enforcement is stayed and (iii) Liens that, in the aggregate, do not and will not materially interfere with the ability of the Company and its Subsidiaries to conduct business as currently conducted.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

“Prohibited Person” means (i) a Person who has been determined by competent authority to be the subject of the prohibitions in any of the OFAC Laws and Regulations; (ii) a Person identified on a Government List; (iii) a Person designated under the Executive Order; (iv) the government, including any political subdivision, agency, instrumentality or national thereof, of any country against which the United States maintains economic sanctions or embargoes; or (v) a Person who acts on behalf of or is owned or controlled by the government of a country against which the United States maintains economic sanctions or embargoes.

“Proxy Statement” has the meaning given such term in Section 3.19.

“Purchaser” has the meaning given such term in the Preamble.

“Purchaser SEC Information” has the meaning given such term in Section 1.3(b).

“Purchaser’s Designees” has the meaning given such term in Section 1.4(a).

“Restraints” has the meaning given such term in Section 6.1(c).

“Schedule 14D-9” has the meaning given such term in Section 1.3(b).

“Schedule TO” has the meaning given such term in Section 1.2(a).

“SEC” has the meaning given such term in Section 1.1(c).

“Second Offer Period” has the meaning given such term in Section 1.1(a).

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“Securities Act” has the meaning given such term in Section 3.6(a).

“Shareholders” has the meaning given such term in Recital C.

“Shareholders Agreement” has the meaning given such term in Recital D.

“Shares” has the meaning given such term in Recital B.

“Subsidiary” when used with respect to any Person, means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls more than 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions.

“Superior Proposal” means a bona fide written Company Takeover Proposal made by a third party that (i) is not subject to any financing or other material condition, (ii) involves the purchase of more than 50% of the assets of the Company and its Subsidiaries or more than 50% of equity securities of the Company or any of its Subsidiaries, (iii) involves payment of consideration to the Shareholders and provides for other terms and conditions that, taken as a whole, are superior to the Offer and the Merger, and (iv) is made by a Person reasonably capable of completing such Company Takeover Proposal, taking into account the legal, financial, regulatory and other aspects of such Company Takeover Proposal and the Person making such Company Takeover Proposal.

“Surviving Corporation” has the meaning given such term in Section 2.1(a).

“Tax Authority” means any entity, body, instrumentality, division, bureau or department of any federal, state, local or any foreign governmental authority, or any agent thereof (third-party or otherwise), legally authorized to assess, lien, levy or otherwise collect, litigate or administer Taxes.

“Taxes” shall mean all taxes, charges, fees, duties, levies or other assessments, including, without limitation, income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, license, payroll, unemployment, environmental, customs duties, capital stock, disability, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational and interest equalization, windfall profits, severance and employees’ income withholding and Social Security taxes imposed by the United States or any foreign country or by any state, municipality, subdivision or instrumentality of the Unites States or of any foreign country or by any other tax authority, including all applicable penalties and interest, and such term shall include any interest, penalties or additions to tax attributable to such taxes.

“Tax Return” shall mean any report, return, means any report, return, document, declaration, payee statement or other information or filing required to be supplied to any Tax authority or any Person with respect to Taxes.

“Termination Fee” has the meaning given such term in Section 7.5(b).

“Voting Company Debt” means any bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company or any of its Subsidiaries may vote.

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8.18

Interpretations.   When a reference is made in this Agreement to an Article, Section or Annex, such reference will be to an Article or Section of, or an Annex to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms used herein with initial capital letters have the meanings ascribed to them herein and all terms defined in this Agreement will have such defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

“Company”

REINHOLD INDUSTRIES, INC.

By:  /s/Michael T. Furry

       Michael T. Furry, President

       and Chief Executive Officer

“Parent”

REINHOLD HOLDINGS, INC.

By:   /s/Jonathan B. Boucher

Printed: Jonathan B. Boucher

Title: Vice President

“Purchaser”

REINHOLD ACQUISITION CORP.

By:   /s/Jonathan B. Boucher

Printed: Jonathan B. Boucher

Title: Vice President

S-1

Annex A

CONDITIONS TO COMPLETION OF THE OFFER

Notwithstanding any other provision of the Offer, Purchaser will not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Purchaser’s obligation to pay for or return tendered Shares promptly after expiration or termination of the Offer), to pay for any Shares, and (subject to any such rules or regulations) may postpone the acceptance for payment or payment for any Shares tendered, and, subject to the terms of the Agreement, may amend or terminate the Offer:

(a) unless the following conditions have been satisfied:

(i)

there have been validly tendered and not withdrawn prior to the Expiration Date a number of Shares which represent at least 51% of the total voting power of the outstanding securities of the Company entitled to vote in the election of directors or in a merger, calculated on a fully diluted basis, on the date of purchase (the “Minimum Condition”);

(ii)

any waiting periods applicable to the Offer or the Merger under the HSR Act shall have expired or been terminated prior to the expiration of the Offer (including any extensions thereof) in accordance with its terms;

(iii)

The Company shall have obtained the third party consents set forth in Section 5.2 of the Company Disclosure Letter and such consents shall be in full force and effect; and

(iv)

The Company shall have received the opinion of Company Financial Adviser to the effect that, as of the Offer Completion Date, the consideration to be received by the Shareholders in the Offer and the Merger is fair to the Shareholders from a financial point of view; or

(b)

if at any time on or after the date of this Agreement and before the Expiration Date, any of the following shall have occurred:

(i)

 any governmental entity or authority or any court shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other Order which is in effect and which restricts, prevents or prohibits consummation of the transactions contemplated by this Agreement, including the Offer or the Merger;

(ii)

there shall be instituted or pending any action or proceeding before any United States or foreign court or governmental entity or authority by any United States or foreign governmental entity or authority seeking any order, decree or injunction having any effect set forth in paragraph (i) immediately above;

(iii)

the representations and warranties of the Company contained in this Agreement, without giving effect to any limitation as to “material” or “materially” or “Material Adverse Effect” set forth in such representations and warranties, are not true and correct as of the Expiration Date (as the same may be extended from time to time), as though made anew on and as of such date (except for representations and warranties made as of a specified date, which shall not be true and correct as of the specified date); provided, that this condition shall not be deemed to have occurred if the failure of representations and warranties to be true and correct; in the aggregate, could not be reasonably expected to have a Material Adverse Effect;

(iv)

the Company shall not have performed or complied in all material respects with its covenants under this Agreement to which it is a party and such failure continues until the Expiration Date;

(v)

there shall have occurred any Material Adverse Effect, or any development that is reasonably likely to result in a Material Adverse Effect;

(vi)

the Company Board shall have (A) withdrawn or materially modified or changed its recommendation of the Offer, the Merger or this Agreement (including by amendment of Schedule 14D-9) in a manner adverse to Purchaser or Parent , (B) taken a position inconsistent with, its recommendation of the Offer, the Merger or any of this Agreement, (C) approved, endorsed or recommended any Company Takeover Proposal, (D) taken any action referred to in Section 5.5 of this Agreement that is prohibited thereby or would be so prohibited but for the exceptions thereto, or (E) resolved or publicly disclosed any intention to do any of the foregoing; or

(vii)

this Agreement shall have been terminated.

The foregoing conditions are for the sole benefit of Purchaser and its affiliates and may be asserted by Purchaser, or Parent on behalf of Purchaser, regardless of the circumstances (including without limitation any action or inaction by Purchaser or Parent or any of its affiliates other than a material breach by Purchaser of this Agreement) giving rise to any such condition or may be waived by Purchaser, in whole or in part, from time to time in its sole discretion, except for the Minimum Condition and as otherwise provided in this Agreement.  The failure by Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances, and each such right shall be deemed an ongoing right that may be asserted at any time or from time to time.

Exhibit A

Certificate of Incorporation

Exhibit B

Form of Shareholders Agreement